
                                                                    EXHIBIT 4(h)

                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                            Dated as of May 22, 2003

                                      among

                             CMS ENERGY CORPORATION,

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,

                         UNION BANK OF CALIFORNIA, N.A.
                             as Documentation Agent,

                                       and

                                  BANK ONE, NA,
                             as Administrative Agent

        =================================================================

                         BANC ONE CAPITAL MARKETS, INC.

                          Lead Arranger and Book Runner

        =================================================================

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                                TABLE OF CONTENTS

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ARTICLE I
DEFINITIONS.....................................................................................................     2
         1.1      Definitions...................................................................................     2
         1.2      Other Interpretive Provisions.................................................................    17
         1.3      Accounting Terms..............................................................................    17
ARTICLE II
THE ADVANCES....................................................................................................    17
         2.1      Commitment....................................................................................    17
         2.2      Required Payments.............................................................................    18
         2.3      Ratable Loans.................................................................................    18
         2.4      Types of Advances.............................................................................    18
         2.5      Commitment Fee and Reductions of Commitment...................................................    18
         2.6      Minimum Amount of Advances....................................................................    18
         2.7      Optional Principal Payments...................................................................    18
         2.8      Method of Selecting Types and Interest Periods for New Advances...............................    19
         2.9      Conversion and Continuation of Outstanding Advances...........................................    19
         2.10     Interest Rates, Interest Payment Dates........................................................    20
         2.11     Rate after Maturity...........................................................................    20
         2.12     Method of Payment.............................................................................    20
         2.13     Record-keeping; Noteless Agreement; Telephonic Notices........................................    21
         2.14     Lending Installations.........................................................................    22
         2.15     Non-Receipt of Funds by the Agent.............................................................    22
ARTICLE III
LETTER OF CREDIT FACILITY.......................................................................................    22
         3.1      Issuance......................................................................................    22
         3.2      Participations................................................................................    22
         3.3      Notice........................................................................................    23
         3.4      LC Fees.......................................................................................    23
         3.5      Administration; Reimbursement by Banks........................................................    23
         3.6      Reimbursement by Company......................................................................    24
         3.7      Obligations Absolute..........................................................................    24
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         3.8      Actions of LC Issuer..........................................................................    25
         3.9      Indemnification...............................................................................    25
         3.10     Banks' Indemnification........................................................................    25
         3.11     Rights as a Bank..............................................................................    26
ARTICLE IV
CHANGE IN CIRCUMSTANCES.........................................................................................    26
         4.1      Yield Protection..............................................................................    26
         4.2      Replacement Bank..............................................................................    27
         4.3      Availability of Eurodollar Rate Loans.........................................................    27
         4.4      Funding Indemnification.......................................................................    28
         4.5      Taxes.........................................................................................    28
         4.6      Bank Certificates, Survival of Indemnity......................................................    30
ARTICLE V
REPRESENTATIONS AND WARRANTIES..................................................................................    30
         5.1      Incorporation and Good Standing...............................................................    30
         5.2      Corporate Power and Authority: No Conflicts...................................................    30
         5.3      Governmental Approvals........................................................................    31
         5.4      Legally Enforceable Agreements................................................................    31
         5.5      Financial Statements..........................................................................    31
         5.6      Litigation....................................................................................    31
         5.7      Insurance.....................................................................................    32
         5.8      ERISA.........................................................................................    32
         5.9      Casualty......................................................................................    32
         5.10     Taxes.........................................................................................    32
         5.11     Consumers Dividends...........................................................................    32
         5.12     Ownership.....................................................................................    32
         5.13     Solvency......................................................................................    32
         5.14     Investment Company Act........................................................................    32
         5.15     Use of Proceeds...............................................................................    32
         5.16     Public Utility Holding Company Act............................................................    33
         5.17     Material Adverse Change.......................................................................    33
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ARTICLE VI
AFFIRMATIVE COVENANTS...........................................................................................    33
         6.1      Payment of Taxes, Etc.........................................................................    33
         6.2      Maintenance of Insurance......................................................................    33
         6.3      Preservation of Existence, Etc................................................................    33
         6.4      Compliance with Laws, Etc.....................................................................    33
         6.5      Inspection Rights.............................................................................    34
         6.6      Keeping of Books..............................................................................    34
         6.7      Maintenance of Properties, Etc................................................................    34
         6.8      Use of Proceeds...............................................................................    34
         6.9      Consolidated Leverage Ratio...................................................................    34
         6.10     Cash Dividend Coverage Ratio..................................................................    34
         6.11     Pledged Collateral; Further Assurances........................................................    35
ARTICLE VII
NEGATIVE COVENANTS..............................................................................................    35
         7.1      Liens.........................................................................................    35
         7.2      Enterprises Debt..............................................................................    37
         7.3      Lease Obligations.............................................................................    38
         7.4      Investments in Other Persons..................................................................    38
         7.5      Compliance with ERISA.........................................................................    39
         7.6      Transactions With Affiliates..................................................................    39
         7.7      Restricted Payments...........................................................................    39
         7.8      Mergers, Etc..................................................................................    40
         7.9      Sales, Etc., of Assets........................................................................    40
         7.10     Maintenance of Ownership of Subsidiaries......................................................    41
         7.11     Amendment of Tax Sharing Agreement............................................................    41
         7.12     Prepayments of Indebtedness...................................................................    41
         7.13     Conduct of Business...........................................................................    42
         7.14     Organizational Documents......................................................................    42
         7.15     Off-Balance Sheet Liabilities.................................................................    42
ARTICLE VIII
REPORTING REQUIREMENTS..........................................................................................    42
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
ARTICLE IX
EVENTS OF DEFAULT...............................................................................................    45
         9.1      Events of Default.............................................................................    45
         9.2      Remedies......................................................................................    47
ARTICLE X
WAIVERS, AMENDMENTS AND REMEDIES................................................................................    48
         10.1     Amendments....................................................................................    48
         10.2     Preservation of Rights........................................................................    48
ARTICLE XI
CONDITIONS PRECEDENT............................................................................................    49
         11.1     Initial Credit Extension......................................................................    49
         11.2     Each Credit Extension.........................................................................    50
ARTICLE XII
GENERAL PROVISIONS..............................................................................................    50
         12.1     Successors and Assigns........................................................................    50
         12.2     Survival of Representations...................................................................    52
         12.3     Governmental Regulation.......................................................................    52
         12.4     Taxes.........................................................................................    52
         12.5     Choice of Law.................................................................................    52
         12.6     Headings......................................................................................    52
         12.7     Entire Agreement..............................................................................    52
         12.8     Expenses; Indemnification.....................................................................    53
         12.9     Severability of Provisions....................................................................    53
         12.10    Setoff........................................................................................    53
         12.11    Ratable Payments..............................................................................    53
         12.12    Nonliability of Bank..........................................................................    54
         12.13    Investment of Pledged Collateral..............................................................    54
ARTICLE XIII
THE AGENT.......................................................................................................    54
         13.1     Appointment...................................................................................    54
         13.2     Powers........................................................................................    54
         13.3     General Immunity..............................................................................    55
         13.4     No Responsibility for Loans, Recitals, Etc....................................................    55
         13.5     Action on Instructions of Banks...............................................................    55
         13.6     Employment of Agents and Counsel..............................................................    55
         13.7     Reliance on Documents; Counsel................................................................    55
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         13.8     Agent's Reimbursement and Indemnification.....................................................    55
         13.9     Rights as a Bank..............................................................................    56
         13.10    Bank Credit Decision..........................................................................    56
         13.11    Successor Agent...............................................................................    56
         13.12    Agent and Arranger Fees.......................................................................    56
ARTICLE XIV
    NOTICES.....................................................................................................    57
         14.1     Giving Notice.................................................................................    57
         14.2     Change of Address.............................................................................    57
ARTICLE XV
COUNTERPARTS....................................................................................................    57
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
SCHEDULES

Schedule I          Commitments
Schedule II         Material Liabilities
Schedule III        Existing Letters of Credit

EXHIBITS

Exhibit A           Form of Note
Exhibit B           Required Opinion from Michael D. VanHemert
Exhibit C           Form of Compliance Certificate
Exhibit D           Form of Assignment and Assumption Agreement
Exhibit E           Form of Pledge Agreement
Exhibit F           Form of Issuance/Modification Request

                                CREDIT AGREEMENT

         This Credit Agreement, dated as of May 22, 2003, is among CMS Energy Corporation, a Michigan corporation (the "Company"), the financial institutions listed on the signature pages hereof (together with their respective successors and assigns, the "Banks"), Union Bank of California, N.A., as Documentation Agent, and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Administrative Agent and LC Issuer.

                              W I T N E S S E T H:

         WHEREAS, the Company has requested, and the Banks have agreed to enter into, a credit facility in an aggregate amount of $185,000,000;

         NOW THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1      Definitions. As used in this Agreement:

         "Accounting Changes" - see Section 1.3.

         "Advance" means a group of Loans made by the Banks hereunder of the same Type, made, converted or continued on the same day and, in the case of Eurodollar Rate Loans, having the same Interest Period.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent" means Bank One in its capacity as administrative agent for the Banks pursuant to Article XIII, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to Article XIII.

         "Aggregate Commitment" means the aggregate amount of the Commitments of all Banks.

         "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Banks.

         "Agreement" means this Credit Agreement.

         "AIG Pledge Agreement" means the Pledge and Security Agreement, dated as of January 8, 2003, by and among Enterprises and other grantors parties thereto in favor of American Home Assurance Company, as collateral agent.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Arranger" - see Section 13.12.

         "Assignment Agreement" - see Section 12.1(e).

         "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

         "Banks" - see the preamble.

         "Bank One" means Bank One, NA (Main Office - Chicago), in its individual capacity, and its successors and assigns.

         "Base Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the per annum interest rate determined by the offered rate per annum at which deposits in U.S. dollars, for a period equal or comparable to such Interest Period, appears on Telerate page 3750 (or any successor page) as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or in the event such offered rate is not available from the Telerate page, the rate offered on deposits in U.S. dollars, for a period equal or comparable to such Interest Period, by Bank One's London Office to prime banks in the London interbank market at approximately 11:00 a.m. (London time), two Business Days prior to the first day of such Interest Period, and in an amount substantially equal to the amount of Bank One's relevant Eurodollar Rate Loan for such Interest Period.

         "Borrowing Date" means a date on which Loans are made hereunder.

         "Borrower Interest Expense" means at any date, the total interest expense in respect of Debt of the Company for the four calendar quarters immediately preceding such date, including, without duplication, (i) interest expense attributable to Capital Leases, (ii) amortization of debt discount,
(iii) capitalized interest, (iv) cash and noncash payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under interest rate swap, "cap", "collar" or other hedging agreements (including amortization of discount) and
(vii) interest expense in respect of obligations of Persons deemed to be Debt of the Company under clause (ix) of the definition of Debt, provided that Borrower Interest Expense shall exclude any costs otherwise included in interest expense recognized on early retirement of debt.

         "Borrowing Notice" - see Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are

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open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capital Lease" means any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP.

         "Cash Dividend Income" means, for any period, the amount of all cash dividends received by the Company from its Subsidiaries during such period that are paid out of the net income or loss (without giving effect to: any extraordinary gains in excess of $25,000,000, the amount of any write-off or write-down of assets, including write-offs or write-downs related to the sale of assets, impairment of assets and loss on contracts, in each case in accordance with GAAP consistently applied, and up to $200,000,000 of other non-cash write-offs) of such Subsidiaries during such period.

         "Closing Date" means May 22, 2003.

         "CMS 2003 Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of March 30, 2003, by and among the Company, as borrower, the lenders from time to time parties thereto, and CUSA, as administrative agent.

         "Code" means the Internal Revenue Code of 1986.

         "Commitment" means, for each Bank, the obligation of such Bank to make Loans to, and participate in Facility LCs issued upon the application of, the Company in an aggregate amount not exceeding the amount set forth on Schedule I or as set forth in any Assignment Agreement that has become effective pursuant to Section 12.1, as such amount may be modified from time to time.

         "Commitment Fee" - see Section 2.5.

         "Commitment Fee Rate" means, for any period for which such rate is to be calculated, (a) if the average daily Unused Commitment during such period was $20,000,000 or less, 0.15% per annum, and (b) otherwise, 0.30% per annum.

         "Company" - see the preamble.

         "Consolidated Debt" means, without duplication, as determined on a consolidated basis in accordance with GAAP, at any date of determination, the sum of the aggregate Debt of the Company plus the aggregate debt (as such term is construed in accordance with GAAP) of the Consolidated Subsidiaries; provided that:

         (a) Consolidated Debt shall not include any Support Obligation described in clause (iv) or (v) of the definition thereof if such Support Obligation or the primary obligation so supported is not fixed or conclusively determined or is not otherwise reasonably quantifiable as of the date of determination;

         (b) Consolidated Debt shall not include (i) any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary or (ii) any guaranty by the Company of payments with respect to any Hybrid Preferred Securities, provided that such guaranty is subordinated to the rights of the Banks hereunder and under the other Credit Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit H to the CMS 2003 Credit Agreement, or pursuant to other terms and conditions satisfactory to the Majority Banks;

         (c) for purposes of this definition only, the percentage of the Net Proceeds from any issuance of hybrid debt/equity securities (other than Junior Subordinated Debt and Hybrid Preferred Securities) by the Company or any Consolidated Subsidiary that shall be considered Consolidated Debt shall be agreed by the Agent and the Company (and consented to by the Majority Banks) and shall be based on, among other things, the treatment (if any) given to such hybrid securities by the rating agencies;

         (d) with respect to any Support Obligations provided by the Company in connection with a purchase or sale by MS&T or its Subsidiaries of natural gas, natural gas liquids, gas condensates, electricity, oil, propane, coal, any other commodity, weather derivatives or any derivative instrument with respect to any commodity with any other Person (a "Counterparty"), Consolidated Debt shall include only the excess, if any, of (A) the aggregate amount of any Support Obligations provided by the Company in respect of MS&T's or any of its Subsidiary's obligations under any such purchase or sale transaction (a "Covering Transaction") entered into by MS&T or any of its Subsidiaries in connection with such purchase or sale over (B) the aggregate amount of (i) any Support Obligations provided by the direct or indirect parent company of such Counterparty (the "Counterparty Guarantor") and (ii) any irrevocable letter of credit provided by any financial institution for the account of such Counterparty or Counterparty Guarantor, in each case for the benefit of MS&T or any of its Subsidiaries in support of such Counterparty's payment obligations to MS&T or such Subsidiary arising from such purchase or sale, provided that (x) the senior, unsecured, non-credit enhanced indebtedness of such Counterparty Guarantor or such financial institution (as the case may be) is rated BBB- (or its equivalent) or higher by any two of S&P, Fitch and Moody's, provided that in the event that such Counterparty Guarantor has no such rated indebtedness, Dun & Bradstreet Inc. has rated such Counterparty Guarantor at least investment grade,
(y) no default by such Counterparty Guarantor in respect of any such Support Obligations provided by such Counterparty Guarantor has occurred and is continuing and (z) such Counterparty Guarantor is not the Company or any Affiliate of the Company or any of its Subsidiaries;

         (e) Consolidated Debt shall not include any Project Finance Debt of the Company or any Consolidated Subsidiary; and

         (f) Consolidated Debt shall not include the principal amount of any Securitized Bonds.

         "Consolidated EBITDA" means, with reference to any period, the pretax operating income of the Company and its Subsidiaries ("Pretax Operating Income") for such period plus, to the extent deducted in determining Pretax Operating Income (without duplication), (i) depreciation, depletion and amortization, and (ii) any non-cash write-offs and write-downs contained in the Company's Pretax Operating Income, including write-offs or write-downs related to the sale of assets, impairment of assets and loss on contracts, in each case in accordance with GAAP consistently applied, all calculated for the Company and its Subsidiaries on a consolidate basis for such period; provided that Consolidated EBITDA shall not include any operating income attributable to that portion of the revenues of Consumers dedicated to the repayment of the Securitized Bonds.

          "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Company in accordance with GAAP.

         "Credit Documents" means this Agreement, the Facility LC Applications, any Note, the Pledge Agreement and any account control agreement or similar document issued in connection with the Pledge Agreement.

         "Credit Extension" means the making of an Advance or the issuance or Modification (other than a reduction in the amount) of a Facility LC.

         "Consumers" means Consumers Energy Company, a Michigan corporation, all of whose common stock is on the Closing Date owned by the Company.

         "Consumers Credit Facility" means, collectively, Consumers' existing
(i) $300,000,000 term loan facility, (ii) $150,000,000 term loan B facility,
(iii) $140,000,000 term loan facility and (iv) $250,000,000 revolving loan facility, as in effect on the date hereof.

         "Consumers Dividend Restriction" means any restriction enacted or imposed after October 1, 1992 upon the ability of Consumers to pay cash dividends to the Company in respect of Consumers' capital stock, whether such restriction is imposed by statute, regulation, decisions or rulings by the Michigan Public Service Commission or the Federal Energy Regulatory Commission (or any successor agency or agencies), final judgments of any court of competent jurisdiction, indentures, agreements, contracts or ,restrictions to which Consumers is a party or by which it is bound or otherwise; provided that no restriction on such dividends existing on October 1, 1992 shall be a Consumers Dividend Restriction at any time.

         "CUSA" means Citicorp USA, Inc.

         "Debt" means, for any Person, without duplication, any and all indebtedness, liabilities and other monetary obligations of such Person (whether for principal, interest, fees, costs, expenses or otherwise, and whether contingent or otherwise) (i) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) to pay the deferred purchase price of property or services (except trade accounts payable arising in the ordinary course of business which are not overdue), (iii) as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iv) under reimbursement or similar agreements with respect to letters of credit issued thereunder (except reimbursement obligations and letters of credit that are cash collateralized), (v) under any interest rate swap, "cap", "collar" or other hedging agreements; provided that for purposes of the calculation of Debt for this clause (v) only, the actual amount of Debt of such Person shall be determined on a net basis to the extent such agreements permit such amounts to be calculated on a net basis, (vi) to pay rent or other amounts under leases entered into in connection with sale and leaseback transactions involving assets of such Person being sold in connection therewith, (vii) arising from any accumulated funding deficiency (as defined in Section 412(a) of the Code) for a Plan, (viii) arising in connection with any withdrawal liability under ERISA to any Multiemployer Plan and (ix) arising from (A) direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to warrant or hold harmless, pursuant to a legally binding agreement, a creditor against loss in respect of, Debt of others referred to in clauses (i) through (viii) above and
(B) other guaranty or similar financial obligations in respect of the performance of others, including Support Obligations. Notwithstanding the foregoing, solely for purposes of the calculation required under Section 6.10, Debt shall not include any Junior Subordinated Debt issued by the Company and owned by any Hybrid Preferred Securities Subsidiary.

         "Default" means an event which but for the giving of notice or lapse of time, or both, would constitute an Event of Default.

         "Designated Officer" means the Chief Financial Officer, the Treasurer, an Assistant Treasurer, any Vice President in charge of financial or accounting matters or the principal accounting officer of the Company.

         "Dividend Coverage Ratio" means, at any date, the ratio of (i) Pro Forma Dividend Amounts to (ii) Borrower Interest Expense.

         "Effective Date" means the date on which all conditions precedent to the initial Credit Extension have been satisfied.

         "Enterprises" means CMS Enterprises Company, a Michigan corporation, all of whose common stock is on the Closing Date owned by the Company.

         "Enterprises 2003 Credit Agreement" means, collectively, (i) the revolving Credit Agreement, dated as of March 30, 2003, by and among Enterprises, as borrower, the Company, the lenders from time to time parties thereto and CUSA, as administrative agent, and (ii) the revolving Credit Agreement, dated as of April 21, 2003, by and among Enterprises, as borrower, the Company, the lenders from time to time parties thereto and CUSA, as administrative agent.

         "Equity Distributions" means, for any period, the aggregate amount of cash received by the Company from its Subsidiaries during such period that are paid out of proceeds from the sale of common equity of Subsidiaries of the Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) that is a member of a commonly controlled trade or business under Sections 414(b), (c), (m) and (o) of the Code.

         "Eurodollar Advance" means an Advance consisting of Eurodollar Rate Loans.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, an interest rate per annum equal to the sum of (i) the quotient obtained by dividing (a) the Base Eurodollar Rate applicable to such Interest Period by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) 1.50%.

         "Eurodollar Rate Loan" means a Loan which bears interest by reference to the Eurodollar Rate.

         "Event of Default" means an event described in Article IX.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Excluded Taxes" means, in the case of each Bank, the LC Issuer or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Bank, the LC Issuer or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's, the LC Issuer's or such Bank's principal executive office or such Bank's or the LC Issuer's applicable Lending Installation is located.

         "Existing Letters of Credit" means the letters of credit listed on
Schedule III.

         "Facility LC" - see Section 3.1.

         "Facility LC Application" - see Section 3.3.

         "Fair Market Value" means, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, and, if in excess of $50,000,000, as determined in good faith by the Board of Directors of the Company.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fitch" means Fitch, Inc. or any successor thereto.

         "Floating Rate" means a rate per annum equal to (i) the Alternate Base Rate plus (ii) the 0.50%, changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance consisting of Floating Rate Loans.

         "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

         "FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" - see Section 1.3.

         "Governmental Approval" means any authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body, required in connection with (i) the execution, delivery, or performance of any Credit Document by the Company, (ii) the grant and perfection of any Lien in favor of the Agent contemplated by the Credit Documents, or (iii) the exercise by any Agent (on behalf of the Banks) of any right or remedy provided for under the Credit Documents.

         "Hazardous Substance" means any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

         "Hybrid Preferred Securities" means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

         (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Company or a wholly-owned direct or indirect Subsidiary of the Company in exchange for Junior Subordinated Debt issued by the Company or such wholly-owned direct or indirect Subsidiary, respectively;

         (ii) such preferred securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on the Junior Subordinated Debt; and

         (iii) the Company or a wholly-owned direct or indirect Subsidiary of the Company (as the case may be) makes periodic interest payments on the Junior Subordinated Debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the preferred securities.

         "Hybrid Preferred Securities Subsidiary" means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Company) at all times by the Company or a wholly-owned direct or indirect Subsidiary of the Company, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of Junior Subordinated Debt issued by the Company or a wholly-owned direct or indirect Subsidiary of the Company (as the case may be) and payments made from time to time on such Junior Subordinated Debt.

         "Indenture" means the Indenture, dated as of September 15, 1992, between the Company and the Trustee (as such term is defined in the Indenture).

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months, or such shorter period agreed to by the Company and the Banks, commencing on a Business Day selected by the Company pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter (or such shorter period agreed to by the Company and the Banks), provided that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month (or such shorter period, as applicable), such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month (or such shorter period, as applicable). If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. The Company may not select any Interest Period that ends after the scheduled Termination Date.

         "Issuance/Modification Request" - see Section 3.3.

         "Junior Subordinated Debt" means any unsecured Debt of the Company or a Subsidiary of the Company (i) issued in exchange for the proceeds of Hybrid Preferred Securities and (ii) subordinated to the rights of the Banks hereunder and under the other Credit Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit G to the CMS 2003 Credit Agreement, or pursuant to other terms and conditions satisfactory to the Majority Banks.

         "LC Fee" - see Section 3.4.

         "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

         "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" - see Section 3.5.

         "Lending Installation" means any office, branch, subsidiary or affiliate of a Bank.

         "Lien" is defined in Section 7.1.

         "Loan" - see Section 2.1.

         "Loan Party" has the meaning assigned thereto in the CMS 2003 Credit Agreement as in effect on the date hereof and without giving effect to any amendment thereto (unless the same shall be consented to in a writing signed by the Majority Banks) or termination thereof.

         "Majority Banks" means, as of any date of determination, Banks in the aggregate having more than 50% of the Aggregate Commitment as of such date or, if the Aggregate Commitment has been terminated, Banks in the aggregate holding more than 50% of the aggregate unpaid principal amount of the Aggregate Outstanding Credit Exposure as of such date. Any determination of those Banks constituting Majority Banks shall be made by the Agent and shall be conclusive and binding on all parties absent manifest error.

         "Material Adverse Change" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property, financial condition, results of operations or prospects of the Company and its Subsidiaries, considered as a whole, (b) the Company's ability to perform its obligations under this Agreement or any other Credit Document to which it is or will be a party or (c) the validity or enforceability of any Credit Document or the rights or remedies of any Agent or the Banks hereunder.

         "Material Subsidiary" means Consumers and each Restricted Subsidiary.

         "Measurement Quarter" - see Section 6.9.

         "Modify" and "Modification" - see Section 3.1.

         "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

         "MS&T" means CMS Marketing, Services and Trading Company, a Michigan corporation, all of whose capital stock is on the Closing Date owned by Enterprises.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds" means, with respect to any sale, assignment or other disposition of (but not a lease or license of) any property, or with respect to any sale or issuance of securities or incurrence of Debt, by any Person, gross cash proceeds received by such Person or any Subsidiary of such Person from such sale, assignment, disposition, issuance or incurrence (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such transaction) after (i) provision for all income or other taxes measured by or resulting from such transaction, (ii) payment of all customary underwriting commissions, auditing and legal fees, printing costs, rating agency fees and other customary and reasonable fees and expenses incurred by such Person in connection with such transaction, (iii) all amounts used to repay Debt (and any premium or penalty thereon) secured by a Lien on any asset disposed of in such sale, assignment or other disposition or which is or may be required (by the express terms of the instrument governing such Debt or by applicable law) to be repaid in connection with such sale, assignment, or other disposition, and (iv) deduction of appropriate amounts to be provided by such Person or a Subsidiary of such Person as a reserve, in accordance with GAAP consistently applied, against any liabilities associated with the assets sold, transferred or disposed of in such transaction and retained by such Person or Subsidiary of such Person after such transaction, provided that "Net Proceeds" shall include on a dollar-for-dollar basis all amounts remaining in such reserve after such liability shall have been satisfied in full or terminated; and provided, further, that notwithstanding the foregoing, "Net Proceeds" shall exclude (a) any amounts received or deemed to be received by the Company for the purchase of the Company's capital stock in connection with the Company's dividend reinvestment program and (b) amounts received by the Company or any Subsidiary of the

Company pursuant to any transaction with the Company or any Subsidiary of the Company otherwise permitted hereunder.

         "Net Worth" means, with respect to any Person, the excess of such Person's total assets over its total liabilities, total assets and total liabilities each to be determined in accordance with GAAP consistently applied, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt, and (iii) any items not included in clauses
(i) or (ii) above, that are treated as intangibles in conformity with GAAP.

         "Non-U.S. Bank" - see Section 4.5(d).

         "Note" means any promissory note issued at the request of a Bank pursuant to Section 2.13 to evidence its Loans.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid commitment fees and all other obligations of the Company to the Banks or to any Bank, the LC Issuer or the Agent arising under the Credit Documents.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Off-Balance Sheet Liability" of a Person shall mean any of the following obligations of appearing on such Person's consolidated balance sheet:
(i) all lease obligations, leveraged leases, sale and leasebacks and other similar lease arrangements of such Person (ii) any liability under any so called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, and (iii) any obligation arising with respect to any other transaction if and to the extent that such obligation is the functional equivalent of borrowing but that does not constitute a liability on the consolidated balance sheet of such Person.

         "Operating Lease" of a Person means any lease of Property (other than a Capital Lease) by such Person as lessee.

         "Other Taxes" - see Section 4.5(b).

         "Outstanding Credit Exposure" means, as to any Bank at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

         "Ownership Interest" of the Company in any Consolidated Subsidiary means, at any date of determination, the percentage determined by dividing (i) the aggregate amount of Project Finance Equity in such Consolidated Subsidiary owned or controlled, directly or indirectly, by the Company and any other Consolidated Subsidiary on such date, by (ii) the aggregate amount of Project Finance Equity in such Consolidated Subsidiary owned or controlled, directly or indirectly, by all Persons (including the Company and the Consolidated Subsidiaries) on such date. Notwithstanding anything to the contrary set forth above, if the "Ownership Interest," calculated as set forth above, is 50% or less, such percentage shall be deemed to equal 0%.

         "Panhandle" means Panhandle Eastern Pipe Line Company, a Delaware corporation, all of whose capital stock is on the Closing Date owned indirectly by Enterprises.

         "Payment Date" means the second Business Day of each calendar quarter.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Investments" means each of the following so long as no such Permitted Investment shall have a final maturity later than six months from the date of investment therein:

                  (i) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States or any agency thereof;

                  (ii) certificates of deposit or bankers' acceptances issued, or time deposits held, or investment contracts guaranteed, by any Bank, any nationally-recognized securities dealer or any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or of any other country which is a member of the OECD, or a political subdivision of any such country, and in each case having outstanding unsecured indebtedness that (on the date of acquisition thereof) is rated AA- or better by S&P or Aa3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness);

                  (iii) obligations with any Bank, any other bank or trust company described in clause (ii), above, or any nationally-recognized securities dealer, in respect of the repurchase of obligations of the type described in clause (i), above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such Bank, such other bank or trust company or such securities dealer;

                  (iv) commercial paper rated (on the date of acquisition thereof) A-1 or P-1 or better by S&P or Moody's, respectively (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper);

                  (v) any eurodollar certificate of deposit issued by any Bank or any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or of any county which is a member of the OECD, or a political subdivision of any such county, and in each case having outstanding unsecured indebtedness that (on the date of acquisition thereof) is rated AA- or better by S&P or Aa3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness); and

                  (vi) interests in any money market mutual fund which at the date of investment in such fund has the highest fund rating by each of Moody's and S&P which has issued a rating for such fund (which, for S&P, shall mean a rating of AAAm or AAAmg).

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Plan" means, with respect to any Person, an "employee benefit plan" as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) maintained for employees of such Person or any ERISA Affiliate of such Person that is subject to Title IV of ERISA and has "unfunded benefit liabilities" as determined under Section 4001(a)(18) of ERISA.

         "Plan Termination Event" means, (i) with respect to any Plan, a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under such regulations or a "reportable event" for which the provision for the 30-day notice to the PBGC under such regulations has been waived), or (ii) the withdrawal by the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA resulting in liability to the Company or any of its ERISA Affiliates under Section 4063 or 4064 of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the termination of a Plan under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Pledge Agreement" means a Pledge Agreement executed by Enterprises in favor of the Agent on behalf of the Banks, substantially in the form of Exhibit E.

         "Pledged Collateral" means cash and other investment property in which a security interest has been granted to the Agent pursuant to the Pledge Agreement.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Pro Forma Dividend Amount" means, from and after any date of any Consumers Dividend Restriction, the sum of (a) the aggregate amount which Consumers could have paid to the Company during the four calendar quarters immediately preceding such date had such Consumers Dividend Restriction been in effect during such quarters plus (b) cash dividends received by the Company from any other Subsidiary during such quarters.

         "Project Finance Debt" means Debt of any Person that is non-recourse to such Person (unless such Person is a special-purpose entity) and each Affiliate of such Person, other than with respect to the interest of the holder of such Debt in the collateral, if any, securing such Debt.

         "Project Finance Equity" means, at any date of determination, consolidated equity of the common, preference and preferred stockholders of the Company and the Consolidated Subsidiaries relating to any obligor with respect to Project Finance Debt.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, with respect to a Bank, a portion equal to a fraction the numerator of which is such Bank's Commitment and the denominator of which is the Aggregate Commitment.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Company then outstanding under Article III to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the FRB on Eurocurrency liabilities.

         "Restricted Subsidiary" means (i) Enterprises and (ii) any other Subsidiary of the Company (other than Consumers and its Subsidiaries) that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 10% of the consolidated assets of the Company and its Consolidated Subsidiaries.

         "S&P" means Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc. or any successor thereto.

         "SEC" means the Securities and Exchange Commission or any governmental authority which may be substituted therefor.

         "Securitized Bonds" means any nonrecourse bonds or similar asset-backed securities issued by a special-purpose subsidiary of Consumers which are payable solely from specialized charges authorized by the utility commission of the relevant state in connection with the recovery of regulatory assets or other qualified costs.

         "Single Employer Plan" means a Plan maintained by the Company or any ERISA Affiliate for employees of the Company or any ERISA Affiliate.

         "6.75% Senior Notes" means the Company's 6.75% Senior Notes due January 2004, the aggregate outstanding principal amount of which was equal to $287,025,000 as of February 8, 2003.

         "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (i) the fair market value of its assets is in excess of the total amount of its liabilities (including net contingent liabilities); and

                  (ii) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                  (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of this definition, the amount of contingent liabilities at any time shall be computed as amount that, in light of all the facts and circumstances known to such Person at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one or more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

         "Support Obligations" means, for any Person, without duplication, any financial obligation, contingent or otherwise, of such Person guaranteeing or otherwise supporting any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect (including letters of credit and surety bonds in connection therewith), (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements (to the extent that such obligation to provide equity capital does not otherwise constitute Debt), or (v) to perform, or arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations of the primary obligor.

         "Tax Sharing Agreement" means the Amended and Restated Agreement for the Allocation of Income Tax Liabilities and Benefits, dated as of January 1, 1994, by and among the Company, each of the members of the Consolidated Group (as defined therein), and each of the corporations that become members of the Consolidated Group.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

          "Termination Date" means the earlier of (i) May 21, 2004 or (ii) the date on which the Commitments are terminated.

         "Type" - see Section 2.4.

         "Unused Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

         1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of such terms.

         (b) Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) The term "including" is not limiting and means "including without limitation."

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Credit Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

         1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 5.5 ("GAAP"). If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries shall change its application of generally accepted accounting principles with respect to any Off-Balance Sheet Liabilities, in each case, with the agreement of its independent certified public accountants, and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree, at the Company's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided that until such provisions are amended in a manner reasonably satisfactory to the Agent and the Majority Banks, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to GAAP shall mean generally accepted accounting principles as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by the Company pursuant to Article VIII shall be prepared in accordance with generally accepted accounting principles in effect at such time.

                                   ARTICLE II

                                  THE ADVANCES

         2.1 Commitment. From and including the Effective Date and prior to the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, (a) to make loans to the Company from time to time (the "Loans"), and (b) to participate in Facility LCs issued upon the request of the Company from time to time, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Bank's Outstanding Credit Exposure shall not exceed its Commitment. In no event may the Aggregate Outstanding Credit Exposure exceed the Aggregate Commitment. Subject to the terms and conditions of this Agreement, the Company may borrow, repay and reborrow at any time prior to the Termination Date. The Commitments shall expire on the Termination Date.

         2.2 Required Payments. The Aggregate Outstanding Credit Exposure and all other unpaid obligations of the Company hereunder shall be paid in full on the Termination Date.

         2.3 Ratable Loans. Each Advance shall consist of Loans made by the several Banks ratably according to their Pro Rata Shares.

         2.4 Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances (each a "Type" of Advance), or a combination thereof, as selected by the Company in accordance with Sections 2.8 and 2.9.

         2.5      Commitment Fee and Reductions of Commitment.

         (a) The Company agrees to pay to the Agent, for the account of each Bank according to its Pro Rata Share, a commitment fee (the "Commitment Fee") at the Commitment Fee Rate on the daily Unused Commitment from the Closing Date to but not including the date on which this Agreement is terminated in full and all of the Obligations hereunder have been paid in full. The Commitment Fee shall be payable quarterly in arrears on each Payment Date (for the quarter then most recently ended) and on the Termination Date (for the period then ended for which such fee has not previously been paid). The Commitment Fee shall be calculated for actual days elapsed on the basis of a 360 day year.

         (b) The Company may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Banks in a minimum amount of $5,000,000 (or any higher integral multiple of $1,000,000), upon at least five Business Days' written notice to the Agent, which shall specify the amount of any such reduction, provided that the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligation of the Banks to make Credit Extensions hereunder.

         2.6 Minimum Amount of Advances. Each Advance shall be in the amount of $5,000,000 (or a higher integral multiple of $1,000,000), provided that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment (rounded down, if necessary, to an integral multiple of $1,000,000).

         2.7 Optional Principal Payments. The Company may from time to time prepay, without penalty or premium, all outstanding Floating Rate Advances or, in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. The Company may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 4.4 but without penalty or premium, all outstanding Eurodollar Advances or, in an aggregate amount of $5,000,000 or a higher integral multiple of $1,000,000, any portion of any outstanding Eurodollar Advance upon three Business Days' prior notice to the Agent; provided that if after giving effect to any such prepayment the principal amount of any Eurodollar Advance is less than $5,000,000, such Eurodollar Advance shall automatically convert into a Floating Rate Advance.

         2.8 Method of Selecting Types and Interest Periods for New Advances. The Company shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Company shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (Chicago time) on the Borrowing Date for each Floating Rate Advance and not later than 11:00 a.m. (Chicago time) three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

         (i)      the Borrowing Date, which shall be a Business Day,

         (ii)     the aggregate amount of such Advance,

         (iii)    the Type of Advance selected, and

         (iv) in the case of each Eurodollar Advance, the initial Interest Period applicable thereto.

Promptly after receipt thereof, the Agent will notify each Bank of the contents of each Borrowing Notice. Not later than noon (Chicago time) on each Borrowing Date, each Bank shall make available its Loan in funds immediately available in Chicago to the Agent at its address specified pursuant to Section 14. To the extent funds are received from the Banks, the Agent will make such funds available to the Company at the Agent's aforesaid address. No Bank's obligation to make any Loan shall be affected by any other Bank's failure to make any Loan.

         2.9 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.9 or are repaid in accordance with Section 2.2 or 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.2 or 2.7 or (y) the Company shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Company may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Company shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation;

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

         (iii) the amount of the Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

provided that no Advance may be continued as, or converted into, a Eurodollar Advance if (x) such continuation or conversion would violate any provision of this Agreement or (y) a Default or Event of Default exists.

         2.10 Interest Rates, Interest Payment Dates. (a) Subject to Section 2.11, each Advance shall bear interest as follows:

         (i) at any time such Advance is a Floating Rate Advance, at a rate per annum equal to the Floating Rate from time to time in effect; and

         (ii) at any time such Advance is a Eurodollar Advance, at a rate per annum equal to the Eurodollar Rate for each applicable Interest Period therein.

Changes in the rate of interest on that portion or any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Floating Rate.

         (b) Interest accrued on each Floating Rate Advance shall be payable on each Payment Date and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Eurodollar Advance is prepaid and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances, interest on Floating Rate Advances based on the Federal Funds Effective Rate and the LC Fee shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Advances based on the Prime Rate shall be calculated for actual days elapsed on the basis of a 365- or 366-day year, as appropriate. Interest on each Advance shall accrue from and including the date such Advance is made to but excluding the date payment thereof is received in accordance with
Section 2.12. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day (unless, in the case of a Eurodollar Advance, such next succeeding Business Day falls in a new calendar month, in which case such payment shall be due on the immediately preceding Business Day) and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.11 Rate after Maturity. Any Advance not paid by the Company at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the higher of the rate otherwise applicable thereto plus 1% or the Floating Rate plus 1%.

         2.12 Method of Payment. All payments of principal, interest and fees hereunder shall be made in immediately available funds to the Agent at its address specified on its signature page to this Agreement (or at any other Lending Installation of the Agent specified in writing by the Agent to the Company) not later than noon (Chicago time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Banks, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Banks. Funds received after such time shall be deemed received on the following Business Day unless the Agent shall have received from, or on behalf of, the Company a Federal Reserve reference number with respect to such payment before 3:00 p.m. (Chicago time) on the date of such payment. Each payment delivered to the Agent for the account of any Bank shall be delivered promptly by the Agent in the same type of funds received by the Agent to such Bank at the address specified for such Bank on its signature page to this Agreement or at any Lending Installation specified in a notice received by the Agent from such Bank. The Agent is hereby authorized to charge the account of the Company maintained with Bank One, if any, for each payment of principal, interest, Reimbursement Obligation and fees as such payment becomes due hereunder. Each reference to the Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Company to the LC Issuer pursuant to Section 3.6.

         2.13     Record-keeping; Noteless Agreement; Telephonic Notices.

         (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

         (b)      The Agent shall also maintain accounts in which it will record
(i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Agent hereunder from the Company and each Bank's share thereof.

         (c) The entries maintained in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Obligations in accordance with their terms.

         (d) Any Bank may request that its Loans be evidenced by a Note. In such event, the Company shall prepare, execute and deliver to such Bank a Note, payable to the order of such Bank, substantially in the form of Exhibit A. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.1) be represented by a Note payable to the order of the payee named therein or any assignee pursuant to Section 12.1, except to the extent that any such Bank or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

         (e) The Company hereby authorizes the Banks and the Agent to make Advances based on telephonic notices made by any person or persons the Agent or any Bank in good faith believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by a Designated Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Banks, the records of the Agent and the Banks shall govern absent manifest error.

         2.14 Lending Installations. Subject to the provisions of Section 4.6, each Bank may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Bank or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans shall be deemed held by the applicable Bank for the benefit of such Lending Installation. Each Bank may, by written or facsimile notice to the Company, designate a Lending Installation through which Loans will be made by it or Facility LC's will be issued by it and for whose account payments on the Loans or payments with respect to Facility LCs are to be made.

         2.15 Non-Receipt of Funds by the Agent. Unless a Bank or the Company, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Bank, the proceeds of a Loan or (ii) in the case of the Company, a payment of principal, interest or fees to the Agent for the account of the Banks, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Bank, the Federal Funds Rate for such day or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan.

                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

         3.1 Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (together with the Existing Letters of Credit, collectively the "Facility LCs" and individually each a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the Closing Date and prior to the Termination Date upon the request of the Company; provided that
(a) unless otherwise agreed by all Banks, each Facility LC shall be issued to support obligations of Enterprises or a Subsidiary of Enterprises; and (b) immediately after each Facility LC is issued or Modified, the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. Unless otherwise agreed by all Banks in writing, no Facility LC shall have an expiry date later than the fifth Business Day prior to the scheduled Termination Date (and the Banks hereby agree that Irrevocable Standby Letter of Credit No. 331042 dated March 11, 2003 in the face amount of $2,026,689 issued by Bank One in favor of Consumers Energy Company shall qualify as a Facility LC notwithstanding the June 9, 2004 expiry date thereof). All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and, from and after the Closing Date, shall be subject to and governed by the terms and conditions hereof.

         3.2 Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Article III, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

         3.3 Notice. Subject to Section 3.1, the Company shall give the LC Issuer a notice substantially in the form of Exhibit F (an "Issuance/Modification Request") prior to 11:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of any Facility LC, specifying (a) in the case of the issuance of a Facility LC, the beneficiary, the stated amount, the proposed date of issuance and the expiry date of such Facility LC, and describing conditions under which such Facility LC may be drawn; (b) in the case of the Modification of a Facility LC, the requested date of modification, the Facility LC to be modified and the terms of such Modification; and (c) in each case, such other information as the LC Issuer may reasonably request. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Bank, of the contents thereof and of the amount of such Bank's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article XI (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Company shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

         3.4 LC Fees. The Company shall pay to the Agent, for the account of the Banks ratably in accordance with their respective Pro Rata Shares, a letter of credit fee (the "LC Fee") at 0.30% per annum on the average daily undrawn stated amount under each Facility LC, such fee to be payable in arrears on each Payment Date and the Termination Date (and, if applicable, thereafter on demand). The Company shall also pay to the LC Issuer for its own account the fees and charges set forth in the fee letter referred to in Section 13.12.

         3.5 Administration; Reimbursement by Banks. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Company and each other Bank as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Company and each Bank shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Bank shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Bank's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Company pursuant to Section 3.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Bank, for each day from the date of the LC Issuer's demand for such Reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Bank pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

         3.6 Reimbursement by Company. The Company shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Company nor any Bank shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Company or such Bank to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Company shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 1% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Bank ratably in accordance with its Pro Rata Share all amounts received by it from the Company for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Bank has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 3.5. Subject to the terms and conditions of this Agreement (including the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article XI), the Company may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

         3.7      Obligations Absolute. The Company's obligations under this
Article III shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against the LC Issuer, any Bank or any beneficiary of a Facility LC. The Company further agrees with the LC Issuer and the Banks that the LC Issuer and the Banks shall not be responsible for, and the Company's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, any of its affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Company or of any of its affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Company agrees that any action taken or omitted by the LC Issuer or any Bank under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Company and shall not put the LC Issuer or any Bank under any liability to the Company. Nothing in this Section
3.7 is intended to limit the right of the Company to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of
Section 3.6.

         3.8 Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this
Article III, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and any future holders of a participation in any Facility LC.

         3.9 Indemnification. The Company hereby agrees to indemnify and hold harmless each Bank, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, reasonable costs or expenses which such Bank, the LC Issuer or the Agent may incur (or which may be claimed against such Bank, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Bank to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Company may have against any defaulting Bank) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Company shall not be required to indemnify any Bank, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 3.9 is intended to limit the obligations of the Company under any other provision of this Agreement.

         3.10 Banks' Indemnification. Each Bank shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Article III or any action taken or omitted by such indemnitees hereunder.

         3.11 Rights as a Bank. In its capacity as a Bank, the LC Issuer shall have the same rights and obligations as any other Bank.

                                   ARTICLE IV

                             CHANGE IN CIRCUMSTANCES

         4.1 Yield Protection. (a) If any change in law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof by any agency or authority having jurisdiction over any Bank or the LC Issuer,

         (i) subjects any Bank or any applicable Lending Installation or the LC Issuer to any increased tax, duty, charge or withholding on or from payments due from the Company (excluding taxation measured by or attributable to the overall net income of such Bank or applicable Lending Installation, whether overall or in any geographic area), or changes the rate of taxation of payments to any Bank or LC Issuer in respect of its Credit Extensions (including any participations in Facility LCs) or other amounts due it hereunder, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank, the LC Issuer or any applicable Lending Installation (including any reserve costs under Regulation D of the FRB with respect to Eurocurrency liabilities (as defined in such Regulation D)), or

         (iii) imposes any other condition the result of which is to increase the cost to any Bank, the LC Issuer or any applicable Lending Installation of making, funding or maintaining Credit Extensions (including any participations in Facility LCs), or reduces any amount receivable by any Bank, the LC Issuer or any applicable Lending Installation in connection with Credit Extensions (including any participations in Facility LCs) or requires any Bank, the LC Issuer or any applicable Lending Installation to make any payment calculated by reference to its Outstanding Credit Exposure or interest received by it, by an amount deemed material by such Bank or the LC Issuer, or

         (iv) affects the amount of capital required or expected to be maintained by any Bank, the LC Issuer or Lending Installation or any corporation controlling any Bank or LC Issuer and such Bank or the LC Issuer, as applicable, determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make Credit Extensions (including any participations in Facility LCs) hereunder or of commitments of this type, then, upon presentation by such Bank or the LC Issuer to the Company of a certificate (as referred to in the immediately succeeding sentence of this Section 4.1) setting forth the basis for such determination and the additional amounts reasonably determined by such Bank or the LC

Issuer for the period of up to 90 days prior to the date on which such certificate is delivered to the Company and the Agent, to be sufficient to compensate such Bank or the LC Issuer, as applicable, in light of such circumstances, the Company shall within 30 days of such delivery of such certificate pay to the Agent for the account of such Bank or the LC Issuer, as applicable, the specified amounts set forth on such certificate. The affected Bank or the LC Issuer, as applicable, shall deliver to the Company and the Agent a certificate setting forth the basis of the claim and specifying in reasonable detail the calculation of such increased expense, which certificate shall be prima facie evidence as to such increase and such amounts. An affected Bank or the LC Issuer, as applicable, may deliver more than one certificate to the Company during the term of this Agreement. In making the determinations contemplated by the above-referenced certificate, any Bank and the LC Issuer may make such reasonable estimates, assumptions, allocations and the like that such Bank or the LC Issuer, as applicable, in good faith determines to be appropriate, and such Bank's or the LC Issuer's selection thereof in accordance with this Section 4.1 shall be conclusive and binding on the Company, absent manifest error.

         (b) Neither the LC Issuer nor any Bank shall be entitled to demand compensation or be compensated hereunder to the extent that such compensation relates to any period of time more than 90 days prior to the date upon which such Bank or the LC Issuer, as applicable, first notified the Company of the occurrence of the event entitling such Bank or the LC Issuer, as applicable, to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to the Company).

         4.2 Replacement Bank. (a) If any Bank shall make a demand for payment under Section 4.1, then within 30 days after such demand, the Company may, with the approval of the Agent (which approval shall not be unreasonably withheld) and provided that no Default or Event of Default shall then have occurred and be continuing, demand that such Bank assign to one or more financial institutions designated by the Company and approved by the Agent all (but not less than all) of such Bank's Commitment and Outstanding Credit Exposure within the period ending on the later of such 30th day and the last day of the longest of the then current Interest Periods or maturity dates for such Outstanding Credit Exposure. It is understood that such assignment shall be consummated on terms satisfactory to the assigning Bank, provided that such Bank's consent to such an assignment shall not be unreasonably withheld.

         (a) If the Company shall elect to replace a Bank pursuant to clause (a) above, the Company shall prepay the Outstanding Credit Exposure of such Bank, and the bank or banks selected by the Company shall replace such Bank as a Bank hereunder pursuant to an instrument satisfactory to the Company, the Agent and the Bank being replaced by making Credit Extensions to the Company in the amount of the Outstanding Credit Exposure of such assigning Bank and assuming all the same rights and responsibilities hereunder as such assigning Bank and having the same Commitment as such assigning Bank.

         4.3      Availability of Eurodollar Rate Loans. If

         (a) any Bank determines that maintenance of a Eurodollar Rate Loan at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or

         (b) the Majority Banks determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Rate Loans are not available or
(ii) the Base Eurodollar Rate does not accurately reflect the cost of making or maintaining a Eurodollar Rate Loan,

then the Agent shall suspend the availability of Eurodollar Rate Loans and, in the case of clause (a), require any Eurodollar Rate Loans to be converted to Floating Rate Loans on such date as is required by the applicable law, rule, regulation or directive.

         4.4 Funding Indemnification. If any payment of a Eurodollar Rate Loan occurs on a date which is not the last day of an applicable Interest Period, whether because of prepayment or otherwise, or a Eurodollar Rate Loan is not made on the date specified by the Company for any reason other than default by the Banks, the Company will indemnify each Bank for any loss or cost (but not lost profits) incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Rate Loan; provided that the Company shall not be liable for any of the foregoing to the extent they arise because of acceleration by any Bank.

         4.5      Taxes.

         (a) All payments by the Company to or for the account of any Bank, the LC Issuer or the Agent hereunder or under any Note or any Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank, the LC Issuer or the Agent,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.5) such Bank, the LC Issuer or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) the Company shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (b) In addition, the Company hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or any Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

         (c) The Company hereby agrees to indemnify the Agent, the LC Issuer and each Bank for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Bank makes demand therefor pursuant to Section 4.6.

         (d) Each Bank that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Bank") agrees that it will, not more than ten Business Days after the Closing Date, or, if later, not more than ten Business Days after becoming a Bank hereunder, (i) deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form W8BEN or W8ECI, certifying in either case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Company and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Bank further undertakes to deliver to each of the Company and the Agent
(x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Agent. All forms or amendments described in the preceding sentence shall certify that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form or amendment with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (e) For any period during which a Non-U.S. Bank has failed to provide the Company with an appropriate form pursuant to clause (d), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Bank shall not be entitled to indemnification under this Section 4.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Bank which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d) above, the Company shall take such steps as such Non-U.S. Bank shall reasonably request to assist such Non-U.S. Bank to recover such Taxes.

         (f) Any Bank that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (g) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or properly completed, because such Bank failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto

(including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Banks under this Section 4.5(g) shall survive the payment of the Obligations and termination of this Agreement.

         4.6 Bank Certificates, Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Lending Installation with respect to Eurodollar Rate Loans to reduce any liability of the Company to such Bank under Section 4.1 or to avoid the unavailability of Eurodollar Rate Loan under Section 4.3, so long as such designation is not disadvantageous to such Bank. A certificate of such Bank as to the amount due under Section 4.1,
4.4 or 4.5 shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Bank funded each Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Base Eurodollar Rate applicable to such Loan whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in any certificate shall be payable on demand after receipt by the Company of such certificate. The obligations of the Company under Sections 4.1, 4.4 and 4.5 shall survive payment of the Obligations and termination of this Agreement, provided that no Bank shall be entitled to compensation to the extent that such compensation relates to any period of time more than 90 days after the termination of this Agreement.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants that:

         5.1 Incorporation and Good Standing. Each of the Company and each Material Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

         5.2 Corporate Power and Authority: No Conflicts. The execution, delivery and performance by the Company and Enterprises of each Credit Document to which it is or will be a party (i) are within the corporate powers of the Company and Enterprises, (ii) have been duly authorized by all necessary corporate or other organizational action or proceedings on the part of the Company and Enterprises and (iii) do not and will not (A) require any consent or approval of the stockholders (or other applicable holder of equity) of the Company or Enterprises (other than such consents and approvals which have been obtained and are in full force and effect), (B) violate any provision of the charter or by-laws of the Company or Enterprises or of law, (C) violate any legal restriction binding on or affecting the Company or Enterprises, (D) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company or Enterprises is a party or by which it is or its properties may be bound or affected, or (E) result in or require the creation of any Lien (other than any Lien in favor of the Agent) upon or with respect to any of the properties of the Company or Enterprises.

         5.3 Governmental Approvals. No Governmental Approval is required for the due execution, delivery and performance by the Company or Enterprises of any Credit Document to which it is or will be a party, other than filings necessary to perfect security interests in the Pledged Collateral.

         5.4 Legally Enforceable Agreements. Each Credit Document to which the Company or Enterprises is a party constitutes a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         5.5 Financial Statements. (i) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 2002, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Consolidated Subsidiaries for the fiscal year then ended, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, copies of which have been furnished to each Bank, fairly present the financial condition of the Company and its Consolidated Subsidiaries as at such date and the results of operations of the Company and its Consolidated Subsidiaries for the fiscal year ended on such date, all in accordance with generally accepted accounting principles consistently applied;
(ii) the consolidated balance sheet of Consumers and its consolidated Subsidiaries as at December 31, 2002, and the related consolidated statements of income, retained earnings and cash flows of Consumers and its consolidated Subsidiaries for the fiscal year then ended, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, copies of each of which have been furnished to each Bank, fairly present the financial condition of Consumers and its consolidated Subsidiaries as at such date and the results of operations of Consumers and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied; (iii) since December 31, 2002, there has been no Material Adverse Change; and (iv) the Company has no material liabilities or obligations except as reflected in the foregoing financial statements and in
Schedule II, as evidenced by the Credit Documents and as may be incurred, in accordance with the terms of this Agreement, in the ordinary course of business (as presently conducted) following the Closing Date.

         5.6 Litigation. Except (i) as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and (ii) such other similar actions, suits and proceedings predicated on the occurrence of the same events giving rise to any actions, suits and proceedings described in the Annual Report filed with the SEC set forth in clause (i) above (all such matters in clauses (i) and (ii), the "Disclosed Matters"), there are no pending or threatened actions, suits or proceedings against or, to the knowledge of the Company, affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that would, if adversely determined, reasonably be expected to materially adversely affect the financial condition, properties, business or operations of the Company and its Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of this Agreement or any other Credit Document. There have been no adverse developments with respect to the Disclosed Matters that have had or could reasonably be expected to result in a Material Adverse Change.

         5.7 Insurance. All insurance required by Section 6.2 is in full force and effect.

         5.8 ERISA. No Plan Termination Event has occurred or is reasonably expected to occur with respect to any Plan of the Company or any of its ERISA Affiliates which would result in a material liability to the Company, except as disclosed and consented to by the Majority Banks in writing from time to time. Except as disclosed in the Company's Annual Report on Form 10-K for the period ended December 31, 2002, since the date of the most recent Schedule B (Actuarial Information) to the annual report of the Company (Form 5500 Series), if any, there has been no material adverse change in the funding status of the Plans referred therein and no "prohibited transaction" has occurred with respect thereto which is reasonably expected to result in a material liability to the Company. Neither the Company nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan, except as disclosed and consented to by the Majority Banks in writing from time to time.

         5.9 Casualty. No fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (except for any such circumstance, if any, which is covered by insurance which coverage has been confirmed and not disputed by the relevant insurer) affecting the properties, business or operations of the Company or any Material Subsidiary has occurred that could reasonably be expected to have a material adverse effect on the business, assets, property, financial condition, results of operations or prospects of (A) the Company and its Subsidiaries, considered as a whole, or (B) Consumers and its Subsidiaries, considered as a whole.

         5.10 Taxes. The Company and its Subsidiaries have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Company or any of its Subsidiaries is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with GAAP.

         5.11 Consumers Dividends. No extraordinary judicial, regulatory or other legal constraints exist which limit or restrict Consumers' ability to declare or pay cash dividends with respect to its capital stock, other than pursuant to the Consumers Credit Facility.

         5.12 Ownership. The Company owns not less than 80% of the outstanding shares of common stock of (i) Enterprises and (ii) Consumers.

         5.13 Solvency. After giving effect to each Credit Extension (and, in the case of Loans, the disbursement of the proceeds of such Loans pursuant to the Company's instructions), the Company and its Subsidiaries, taken as a whole, are Solvent.

         5.14 Investment Company Act. The Company is not an investment company (within the meaning of the Investment Company Act of 1940).

         5.15 Use of Proceeds. (a) No proceeds of any Credit Extension will be used to acquire any security in any transaction without the approval of the board of directors of the Person issuing such security if (i) the acquisition of such security would cause the Company to own, directly or indirectly, 5.0% or more of any outstanding class of securities issued by such Person, or (ii) such security is being acquired in connection with a tender offer.

         (a) After giving effect to each Credit Extension, not more than 25% of the value of the assets of the Company and its Subsidiaries on a consolidated basis will be margin stock (as defined in Regulation U of the FRB).

         5.16 Public Utility Holding Company Act. The Company is not a registered "holding company" or a "subsidiary" or an "affiliate" of a registered "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935.

         5.17 Material Adverse Change. The Company has not withheld any fact from the Agent or the Banks in regard to the occurrence of any Material Adverse Change.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         So long as any Obligations shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Company shall:

         6.1 Payment of Taxes, Etc. Pay and discharge, and each of its Subsidiaries shall pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except, in the case of taxes, to the extent the Company or any Subsidiary, as the case may be, is contesting the same in good faith and by appropriate proceedings and has set aside adequate reserves for the payment thereof in accordance with GAAP.

         6.2 Maintenance of Insurance. Maintain, and each of its Material Subsidiaries shall maintain, insurance covering their respective properties in effect at all times in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general geographical area in which the Company and its Material Subsidiaries operates, either with reputable insurance companies or, in whole or in part, by establishing reserves of one or more insurance funds, either alone or with other corporations or associations.

         6.3 Preservation of Existence, Etc. Except as otherwise permitted by Article VII, the Company shall preserve and maintain, and each Material Subsidiary shall preserve and maintain, its corporate or limited liability company existence, material rights (statutory and otherwise) and franchises, and take such other action as may be necessary or advisable to preserve and maintain its right to conduct its business in the states where it shall be conducting its business.

         6.4 Compliance with Laws, Etc. Comply, and each Material Subsidiary shall comply, in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including any such laws, rules, regulations and orders relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, construction and building restrictions, and employee safety and health matters relating to business operations.

         6.5 Inspection Rights. Subject to the requirements of laws or regulations applicable to the Company or its Subsidiaries, as the case may be, and in effect at the time, at any time and from time to time upon reasonable notice, the Company shall permit (i) the Agent and its agents and representatives to examine and make copies of and abstracts from the records and books of account of and the properties of, the Company or any of its Subsidiaries and (ii) the Agent, each of the Banks, and their respective agents and representatives to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company and its Subsidiaries and their respective officers, directors and accountants. Each such visitation and inspection described in the preceding sentence by or on behalf of any Bank shall, unless occurring at a time when a Default or Event of Default shall be continuing, be at such Bank's expense; all other such inspections and visitations shall be at the Company's expense.

         6.6 Keeping of Books. From and after December 31, 2002, the Company shall keep, and each of its Subsidiaries shall keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of, and of the assets and business of the Company and its Subsidiaries, in each case sufficient to prepare financial statements in accordance with GAAP.

         6.7 Maintenance of Properties, Etc. The Company shall maintain, and each of its Restricted Subsidiaries shall maintain, in substantial conformity with all laws and material contractual obligations, good and marketable title to all of its properties which are used or useful in the conduct of its business; provided that the foregoing shall not restrict the sale of any asset of the Company or any Restricted Subsidiary to the extent not prohibited by Section 7.9. In addition, the Company shall preserve, maintain, develop and operate, in substantial conformity with all laws and material contractual obligations, all of its material properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         6.8 Use of Proceeds. The Company shall use each Loan solely for purposes of making loans or advances to, or capital contributions in, or otherwise for the benefit of, Enterprises or any Subsidiary thereof; and the Company shall request the issuance of Facility LCs solely for purposes of supporting obligations of Enterprises or any Subsidiary thereof.

         6.9 Consolidated Leverage Ratio. The Company shall maintain, as of the last day of each fiscal quarter (in each case, the "Measurement Quarter"), a maximum ratio of (i) Consolidated Debt for the immediately preceding four-fiscal-quarter period ending on the last day of such Measurement Quarter (calculated exclusive of Panhandle and its Subsidiaries), to (ii) Consolidated EBITDA for such period (calculated exclusive of Panhandle and its Subsidiaries), of not more than 7.00 to 1.00, commencing with the period ending June 30, 2003.

         6.10 Cash Dividend Coverage Ratio. The Company shall maintain, as of the last day of each Measurement Quarter, a minimum ratio of (i) the sum of
(A) Cash Dividend Income for the four-fiscal-quarter period ending on such day, plus (B) 25% of the amount of Equity Distributions received by the Company during such period but in no event in excess of $10,000,000 to (ii) an amount equal to (A) interest expense (excluding all arrangement, underwriting and other similar fees payable in connection with this Agreement, the CMS 2003 Credit Agreement and each of the Enterprises 2003 Credit Agreements) accrued by the Company in respect of all Debt during such period, minus (B) cash interest income received by the Company and its Subsidiaries from Persons other than the Company or any of its Subsidiaries, minus (C) all amounts received by the Company from its Subsidiaries and Affiliates during such period constituting reimbursement of interest expense and commitment, guaranty and letter of credit charges of the Company to such Subsidiary or Affiliate, of not less than 1.20 to 1.00, commencing with the Measurement Quarter ending on June 30, 2003; provided that the Company shall be deemed not to be in breach of the foregoing covenant if, during the Measurement Quarter, it has permanently reduced the principal amount outstanding under this Agreement and the Notes, such that the amount determined pursuant to clause (ii) above, when recalculated on a pro forma basis assuming that the amount of such reduced principal amount outstanding under such agreements and promissory notes were in effect at all times during such four-fiscal-quarter period, would result in the Company being in compliance with such ratio.

         6.11 Pledged Collateral; Further Assurances. Beginning on the Effective Date and continuing until the Commitments have terminated and all Obligations have been paid in full, cause Enterprises: (a) to maintain at all times Pledged Collateral in an amount equal to or greater than 100.5% of the Aggregate Outstanding Credit Exposure; (b) to execute and deliver any instrument or document, and take any further action, as may be necessary or as any Bank through the Agent may reasonably request in order to establish and maintain in favor of the Agent a perfected, first-priority security interest in all Pledged Collateral; and (c) to keep all Pledged Collateral free and clear of any Lien other than the security interest of the Agent.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         So long as any Obligations shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Company shall not:

         7.1 Liens. (1) Create, incur, assume or suffer to exist, or permit any other Loan Party to create, incur, assume or suffer to exist, any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor a preferential interest upon or with respect to any of its properties of any character (including capital stock and other ownership interests of the Company's directly-owned Subsidiaries, intercompany obligations and accounts) (any of the foregoing being referred to herein as a "Lien"), whether now owned or hereafter acquired, or (2) file, or permit any other Loan Party to file, under the Uniform Commercial Code of any jurisdiction a financing statement which names the Company or any other Loan Party as debtor (other than financing statements that do not evidence a Lien), or (3) sign, or permit any other Loan Party to sign, any security agreement authorizing any secured party thereunder to file any such financing statement, or (4) assign, or permit any other Loan Party to assign, accounts, excluding, however, from the operation of the foregoing restrictions Liens created under the Credit Documents and the following:

         (a) Liens for taxes, assessments or governmental charges or levies to the extent not past due;

         (b) cash pledges or deposits to secure (i) obligations under workmen's compensation laws or similar legislation, (ii) public or statutory obligations of the Company or any other Loan Party, (iii) Support Obligations of the Company or any other Loan Party, or (iv) obligations of Enterprises or MS&T in respect of hedging arrangements and commodity purchases and sales (including any cash margins with respect thereto); provided that with respect to clauses
(iii) and (iv) above the aggregate amount of cash pledges or deposits securing such Support Obligations and such obligations of Enterprises or MS&T shall not exceed $400,000,000 at any one time outstanding;

         (c) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or which have been fully bonded and are being contested in good faith;

         (d) Liens securing the obligations under the "Loan Documents" as defined in the CMS 2003 Credit Agreement or the Enterprises 2003 Credit Agreements and any refinancing of either of the foregoing;

         (e) Liens securing Off-Balance Sheet Liabilities (and all refinancings and recharacterizations thereof permitted under Section 7.2(d)) in an aggregate amount not to exceed $775,000,000;

         (f) purchase money Liens or purchase money security interests upon or in property acquired or held by the Company or any other Loan Party in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens or security interests, or Liens or security interests existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien or security interest shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover property not theretofore subject to the Lien or security interest being extended, renewed or replaced, and provided, further, that the aggregate principal amount of the Debt at any one time outstanding secured by Liens permitted by this clause (f) shall not exceed $15,000,000;

         (g) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or any other Loan Party;

         (h) Liens existing on any capital asset of any Person at the time such Person is merged or consolidated with or into, or otherwise acquired by, the Company or any other Loan Party and not created in contemplation of such event, provided that such Liens do not encumber any other property or assets and such merger, consolidation or acquisition is otherwise permitted under this Agreement;

         (i) Liens existing on any capital asset prior to the acquisition thereof by the Company or any other Loan Party and not created in contemplation thereof; provided that such Liens do not encumber any other property or assets;

         (j)      Liens existing as of the Closing Date;

         (k) Liens securing Project Finance Debt otherwise permitted under this Agreement;

         (l) Liens arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses (g), (h), (i), (j) or (k); provided that (a) such Debt is not secured by any additional assets and (b) the amount of Debt secured by any such Lien is otherwise permitted under this Agreement;

         (m) Liens on accounts receivable (other than intercompany receivables) and other contract rights of MS&T and its Subsidiaries arising on or after the Closing Date in favor of any Person (other than an Affiliate of the Company or any of its Subsidiaries) that facilitates the origination of such accounts receivable or other contract rights;

         (n)      Liens granted pursuant to the terms of the AIG Pledge
Agreement; and

         (o) Liens arising out of the refinancing, extension, renewal or refunding of the 6.75% Senior Notes, the Company's reset put securities due July 1, 2003 and the Company's general term notes due in 2003.

         7.2 Enterprises Debt. Permit Enterprises or any Subsidiary of Enterprises (other than Panhandle and its Subsidiaries) to create, incur, assume or suffer to exist any debt (as such term is construed in accordance with GAAP) other than:

         (a) debt arising by reason of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Enterprises' or its Subsidiaries' business;

         (b) in the form of indemnities in respect of unfiled mechanics' liens and Liens affecting Enterprises' or its Subsidiaries' properties permitted under Section 7.1(c);

         (c) debt arising under (i) the "Loan Documents" as defined in the CMS 2003 Credit Agreement, (ii) the "Loan Documents" as defined in the Enterprises 2003 Credit Agreement described in clause (i) of the definition thereof in a principal amount not to exceed $441,000,000 minus any principal payments (but with respect to principal payments of revolving loans prior to the "Conversion Date" thereunder, only to the extent of any concurrent reduction or termination of the "Commitments" as defined therein) made from time to time thereunder, and (iii) the "Loan Documents" as defined in the Enterprises 2003 Credit Agreement described in clause (ii) of the definition thereof in a principal amount not to exceed $75,000,000 minus any principal payments (but with respect to principal payments of revolving loans prior to the "Conversion Date" thereunder, only to the extent of any concurrent reduction or termination of the "Commitments" as defined therein) made from time to time thereunder;

         (d) debt constituting Off-Balance Sheet Liabilities (including any recharacterization thereof as debt pursuant to any changes in generally accepted accounting principles hereafter required or permitted and which are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants) to the extent permitted by Section 7.15, and any extensions, renewals, refundings or replacements thereof, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, is an obligation of the same Person that is the obligor in respect of, and has a weighted average life to maturity not less than the weighted average life to maturity of, the debt so extended, renewed, refunded or replaced;

         (e) other debt of Enterprises and its Subsidiaries outstanding as of March 31, 2003 (including the debt of the Loan Parties as of February 28, 2003 as set forth on Schedule II), and any extensions, renewals, refundings or replacements thereof, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, is an obligation of the same Person that is the obligor in respect of, and has a weighted average life to maturity not less than the weighted average life to maturity of, the debt so extended, renewed, refunded or replaced;

         (f) (i) unsecured, subordinated debt owed (A) to the Company by Enterprises, (B) to Enterprises or CMS Capital, L.L.C. (or any successor by merger to CMS Capital, L.L.C.) and (C) to any Grantor (as such term is defined in the CMS 2003 Credit Agreement) by any Loan Party, and (ii) unsecured debt owed to any Subsidiary of Enterprises (other than a Grantor) by CMS Capital, L.L.C. (or any successor by merger to CMS Capital, L.L.C.), and (iii) unsecured debt of any Foreign Subsidiary (as such term is defined in the CMS 2003 Credit Agreement) of Enterprises owed to another Foreign Subsidiary of Enterprises provided that the proceeds of any repayment of such debt are remitted to a Loan Party;

         (g) Project Finance Debt of any Loan Party or any of its Subsidiaries incurred on or after the Closing Date; and

         (h) capital lease obligations and other Debt secured by purchase money Liens to the extent such Liens shall be permitted under Section 7.1(f).

         7.3 Lease Obligations. Create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease (other than leases which constitute
Debt) having an original term of one year or more which would cause the aggregate direct or contingent liabilities of the Company and the other Loan Parties in respect of all such obligations payable in any period of 12 consecutive calendar months to exceed $50,000,000.

         7.4 Investments in Other Persons. Make, or permit any of the other Loan Parties to make, any loan or advance to any Person, or purchase or otherwise acquire any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person, other than (i) Permitted Investments, (ii) pursuant to the contractual or contingent obligations of the Company or any other Loan Party as in effect as of the Closing Date and in amounts not to exceed the estimated amounts as set forth on
Schedule II (whether such obligation is conditioned upon a change in the ratings of the securities issued by such Person or otherwise) and, in each case, in an amount not to exceed such contractual or contingent obligation as in effect on the Closing Date, (iii) investments, directly or indirectly, by any Loan Party (x) in the capital of any Subsidiary of the Company that is a Loan Party and (y) in assets contributed to such Loan Party, (iv) investments in the capital stock or other ownership interests of any of the Company's Subsidiaries arising from the conversion of intercompany indebtedness to equity, (v) intercompany loans and advances to the extent the corresponding debt is permitted under Section 7.2(f), (vi) investments constituting non-cash consideration received in connection with the sale of any asset permitted under Section 7.9 and (vii) additional loans, advances, purchases, contributions and other investments in an amount not to exceed $340,000,000 in the aggregate at any time; provided that investments described in clauses (iv) (solely with respect to investments made in any Subsidiary that is not a Loan Party) and (vii) above shall not be permitted to be made at a time when either a Default or an Event of Default shall be continuing or would result therefrom; provided, further, that, notwithstanding the foregoing, neither the Company nor any other Loan Party shall make any loans or advances to any of the Company's Subsidiaries other than, to the extent otherwise permitted hereunder, Enterprises or any Subsidiary of Enterprises.

         7.5 Compliance with ERISA. (i) Permit to exist any "accumulated funding deficiency" (as defined in Section 412(a) of the Code), (ii) terminate, or permit any ERISA Affiliate to terminate, any Plan or withdraw from, or permit any ERISA Affiliate to withdraw from, any Multiemployer Plan, so as to result in any material (in the opinion of the Majority Banks) liability of the Company, any other Loan Party or Consumers to such Plan, Multiemployer Plan or the PBGC, or (iii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Majority Banks) risk of such a termination by the PBGC of any Plan or withdrawal from any Multiemployer Plan so as to result in a material liability to the Company, any other Loan Party or Consumers.

         7.6 Transactions With Affiliates. Enter into, or permit any of its Subsidiaries to enter into, any transaction with any of its Affiliates unless such transaction is on terms no less favorable to the Company or such Subsidiary than if the transaction had been negotiated in good faith on an arm's-length basis with a non-Affiliate; provided that (x) the purchase by, or other transfer to, Trunkline Field Services Company of certain assets of CMS Field Services, Inc. as described to the Agent and the Banks prior to the date hereof shall be permitted hereunder and (y) any transactions permitted under Sections 7.6 and
7.7 shall be permitted hereunder.

         7.7 Restricted Payments. Declare or pay, directly or indirectly, any dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any share of any class of capital stock or other ownership interests of the Company or any of the other Loan Parties (other than (1) stock splits and dividends payable solely in nonconvertible equity securities of the Company (other than Redeemable Stock or Exchangeable Stock (as such terms are defined in the Indenture on the Closing Date)) and (2) dividends and distributions made to the Company or any other Loan Party), or purchase, redeem, retire, or otherwise acquire for value, any shares of any class of capital stock or other ownership interests of the Company or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding, any distribution of assets to any of its shareholders (other than distributions to the Company) (any such dividend, payment, distribution, purchase, redemption, retirement or acquisition being hereinafter referred to as a "Restricted Payment") other than
(i) pursuant to the terms of any class of capital stock of the Company issued and outstanding (and as in effect on) the Closing Date, any purchase or redemption of capital stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, capital stock of the Company (other than Redeemable Stock or Exchangeable Stock (as such terms are defined in the Indenture on the Closing Date)); and (ii) payments made by the Company pursuant to the Tax Sharing Agreement.

         7.8 Mergers, Etc. Merge with or into or consolidate with or into, or permit any of the other Loan Parties or Consumers to merge with or into or consolidate with or into, any other Person, except that (i) (x) any Loan Party may merge with or into any other Loan Party, (y) any Subsidiary of a Loan Party that is not a Loan Party may merge into such Loan Party or with or into any other Subsidiary of any Loan Party, provided that (a) in any such merger with or into the Company, the Company is the surviving corporation, (b) in any such merger into a Loan Party under clause (y) above, the Loan Party is the survivor thereof, (c) no Default or Event of Default shall be continuing or result therefrom and (d) such Loan Party shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Credit Document on the date of such transaction, and (ii) any Loan Party may merge with or into any other Person, provided that (a) the Loan Party is the survivor thereof, or, in the case of any Loan Party that is a corporation reconstituting itself as limited liability company, such limited liability company shall be the survivor thereof and shall be thereafter deemed to be a Loan Party hereunder, (b) no Default or Event of Default shall be continuing or result therefrom, (c) such Loan Party shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Credit Document on the date of such transaction, and (d) immediately after giving effect to such merger, the Net Worth of such Loan Party shall be equal to or greater than the Net Worth of such Loan Party as of the last day of the fiscal quarter immediately preceding the date of such merger.

         7.9 Sales, Etc., of Assets. Sell, lease, transfer, assign, or otherwise dispose of all or any substantial part of its assets, or permit any of the other Loan Parties (other than MS&T) to sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, except (i) to give effect to a transaction permitted by Section 7.8 above or Section 7.10 below, and (ii) with respect to Enterprises or any of its Subsidiaries, as permitted under the Enterprises 2003 Credit Agreements; provided, further, that neither the Company nor any of the other Loan Parties (other than MS&T) shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

         (a) the sale of property for consideration not less than the Fair Market Value thereof;

         (b)      the transfer of property from a Loan Party to any other Loan
Party;

         (c) the transfer of property constituting an investment otherwise permitted under Section 7.4;

         (d) the sale of electricity and natural gas and other property in the ordinary course of Company's and its Subsidiaries respective businesses consistent with past practice;

         (e) any transfer of an interest in receivables and related security, accounts or notes receivable on a limited recourse basis in connection with the incurrence of Off-Balance Sheet Liabilities, provided that such transfer qualifies as a legal sale and as a sale under GAAP and the incurrence of such Off-Balance Sheet Liabilities is permitted under Section 7.15;

         (f) the transfer of property constituting not more than two percent (2%) of the ownership interests held by the Company and its Subsidiaries as of the Closing Date in CMS International Ventures, L.L.C. to CMS Energy Foundation and/or Consumers Foundation and/or any other third-party 501(c)(3) charitable organization;

         (g) the disposition of equipment if such equipment is obsolete or no longer useful in the ordinary course of the Company's or such Subsidiary's business;

         (h) the sale of substantially all of the capital stock and assets of Panhandle; provided that such sale shall be consummated substantially in accordance with, and on terms not materially more adverse to the interests of the Agent and the Banks than the terms and conditions set forth in, the Stock Purchase Agreement, dated as of December 21, 2002, by and among CMS Gas Transmission Company, AIG Highstar Capital, L.P., AIG Highstar II Funding Corp., Southern Union Company and Southern Union Panhandle Corp. (the "Panhandle Sale Agreement"); provided that any modifications to the Panhandle Sale Agreement to reflect purchase price adjustments in the aggregate not to exceed $50,000,000 and otherwise on terms and conditions reasonably acceptable to the Agent shall be deemed to be permitted hereunder.

         7.10 Maintenance of Ownership of Subsidiaries. Sell, transfer, assign or otherwise dispose of any shares of capital stock or other ownership interests of any of the other Loan Parties or Consumers (other than preferred or preference stock of Consumers) or any warrants, rights or options to acquire such capital stock or other ownership interests, or permit any other Loan Party or Consumers to issue, sell, transfer, assign or otherwise dispose of any shares of its capital stock (other than preferred or preference stock of Consumers) or other ownership interests or the capital stock or other ownership interests of any other Loan Party or any warrants, rights or options to acquire such capital stock or other ownership interests, except (i) to give effect to a transaction permitted by Section 7.8 and 7.9 above, and (ii) in connection with foreclosure of any Liens permitted under Section 7.1(c).

         7.11 Amendment of Tax Sharing Agreement. Directly or indirectly, amend, modify supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any term, provision or condition of the Tax Sharing Agreement if the effect of such amendment, modification, supplement, waiver or assent is to (i) reduce materially any amounts otherwise payable to, or increase materially any amounts otherwise owing or payable by, the Company thereunder, or
(ii) change materially the timing of any payments made by or to the Company thereunder.

         7.12 Prepayments of Indebtedness. Make or agree to pay or make, or permit any of the other Loan Parties to make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Debt (other than the obligations of the Loan Parties under the Credit Documents), other than (i) any payments on account of (a) any Debt when and as such payment was due (including at the maturity thereof if the initial stated maturity thereof is on or prior to May 21, 2004) pursuant to the mandatory payment provisions applicable to such Debt at the time it was incurred (including regularly scheduled payment dates for principal, interest, fees and other amounts due thereon) or any extension thereof thereafter granted by the holder of such Debt, (b) refinancings of Debt otherwise permitted under this Agreement, (c) any Debt owed to the Company or any of its Subsidiaries, (d) Debt secured by a Lien on assets subject to an asset sale permitted by Section 7.6 and (e) the extinguishment of any intercompany Debt in connection with a dividend or distributions permitted under
Section 7.7, (ii) payments constituting the exchange of the Company's common stock (other than Redeemable Stock or Exchangeable Stock (as such terms are defined in the Indenture on the Closing Date)) for the Company's outstanding Debt (and any cash payments made in lieu of the issuance of fractional shares) to the extent such exchange is permitted under the Securities and Exchange Act of 1934 and (iii) prepayments of (x) the Company's reset put securities due July 1, 2003 and the Company's general term notes due in 2003, (y) if the aggregate principal amount of the Loans shall be less than $250,000,000 any securities with maturities on or after January 1, 2004 but prior to April 1, 2004, and (z) if the aggregate principal amount of the Loans shall be less than $175,000,000, any securities with maturities on or after January 1, 2004.

         7.13 Conduct of Business. Engage, or permit any Restricted Subsidiary to engage, in any business other than (a) the business engaged in by the Company and its Subsidiaries on the date hereof, and (b) any business or activities which are substantially similar, related or incidental thereto.

         7.14 Organizational Documents. Amend, modify or otherwise change, or permit any Restricted Subsidiary to amend, modify or otherwise change any of the terms or provisions, in any of their respective certificate of incorporation and by-laws (or comparable constitutive documents) as in effect on the Closing Date in any manner adverse to the interests of the Banks.

         7.15 Off-Balance Sheet Liabilities. Create, incur, assume or suffer to exist, or permit any Subsidiary (other than Consumers and its Subsidiaries) to create, incur, assume or suffer to exist, Off-Balance Sheet Liabilities (exclusive of lease obligations otherwise permitted under Section 7.3) in the aggregate in excess of $775,000,000 at any time.

                                  ARTICLE VIII

                             REPORTING REQUIREMENTS

         So long as any of the Obligations shall remain unpaid or any Bank shall have any Commitment, the Company will, unless the Majority Banks shall otherwise consent in writing, furnish to the Agent (with sufficient copies for each Bank), the following:

         (a) as soon as possible and in any event within five days after the Company knows or should have reason to know of the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of the chief financial officer or chief accounting officer of the Company setting forth details of such Default or Event of Default and the action that the Company proposes to take with respect thereto;

         (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, commencing with the fiscal quarter ending on March 31, 2003, a consolidated balance sheet and consolidated statements of income and retained earnings and of cash flows of the Company and its Subsidiaries as at the end of such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (which requirement shall be deemed satisfied by the delivery of the Company's quarterly report on Form 10-Q for such quarter), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of the Company as having been prepared in accordance with GAAP, together with (A) a compliance certificate (substantially in the form of Exhibit C appropriately completed) of
(1) the computations used by the Company for the periods ending June 30, 2003 and thereafter in determining compliance with the covenants contained in Sections 6.9 and 6.10 and the ratio set forth in Section 9.1(j), (2) all Project Finance Debt of the Consolidated Subsidiaries, together with the Company's Ownership Interest in each such Consolidated Subsidiary and (3) all Support Obligations of the Company of the types described in clauses (iv) and (v) of the definition of Support Obligations (whether or not each such Support Obligation or the primary obligation so supported is fixed, conclusively determined or reasonably quantifiable) to the extent such Support Obligations have not been previously disclosed as "Consolidated Debt" pursuant to clause (1) above, and
(B) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Company proposes to take with respect thereto;

         (c) as soon as available and in any event within 120 days after the end of each fiscal year of the Company and its Subsidiaries, commencing with the fiscal year ending on December 31, 2003, a copy of the Annual Report on Form 10-K (or any successor form) for the Company and its Subsidiaries for such year, including therein a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of cash flows of the Company and its Subsidiaries for such fiscal year, accompanied by a report thereon of a nationally-recognized independent public accounting firm, together with (1) a schedule in form satisfactory to the Majority Banks of (A) the computations used by such accounting firm in determining, as of the end of such fiscal year, compliance with the covenants contained in Sections 6.9 and 6.10 and the ratio set forth in Section 9.1(j), (B) all Project Finance Debt of the Consolidated Subsidiaries, together with the Company's Ownership Interest in each such Consolidated Subsidiary and (C) all Support Obligations of the Company of the types described in clauses (iv) and (v) of the definition of Support Obligations (whether or not each such Support Obligation or the primary obligation so supported is fixed, conclusively determined or reasonably quantifiable) to the extent such Support Obligations have not been previously disclosed as "Consolidated Debt" pursuant to clause (A) above, and (2) a certificate of the chief financial officer or chief accounting officer of the Company stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Company proposes to take with respect thereto;

         (d) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, commencing with the fiscal quarter ending on March 31, 2003, a balance sheet and statements of income and retained earnings and of cash flows of the Company as at the end of such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of the Company as having been prepared in accordance with GAAP;

         (e) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ending on December 31, 2003, a balance sheet of the Company as at the end of such fiscal year and statements of income and retained earnings and of cash flows of the Company for such fiscal year, all in reasonable detail and duly certified (subject to year end audit adjustments) by the chief financial officer or chief accounting officer of the Company as having been prepared in accordance with GAAP;

         (f) as soon as possible and in any event (A) within 30 days after the Company knows or has reason to know that any Plan Termination Event described in clause (i) of the definition of Plan Termination Event with respect to any Plan of the Company or any ERISA Affiliate of the Company has occurred and could reasonably be expected to result in a material liability to the Company, (B) within 10 days after the Company knows or has reason to know that any other Plan Termination Event with respect to any Plan of the Company or any ERISA Affiliate of the Company has occurred and could reasonably be expected to result in a material liability to the Company, a statement of the chief financial officer or chief accounting officer of the Company describing such Plan Termination Event and the action, if any, which the Company proposes to take with respect thereto;

         (g) except as may arise in connection with the sale of Panhandle, promptly after receipt thereof by the Company or any of its ERISA Affiliates from the PBGC copies of each notice received by the Company or any such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

         (h) except as may arise in connection with the sale of Panhandle, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan (if any) to which the Company is a contributing employer;

         (i) promptly after receipt thereof by the Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by the Company or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $250,000 pursuant to Section 4202 of ERISA in respect of which the Company is reasonably expected to be liable;

         (j) promptly after the Company becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events of the type described in Section 5.6;

         (k) promptly after the sending or filing thereof, notice to the Agent and each Bank of any sending or filing of all proxy statements, financial statements and reports which the Company sends to its public security holders (if any), all regular, periodic and special reports which the Company files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange, pursuant to the Exchange Act, and all final prospectuses with respect to any securities issued or to be issued by the Company or any of its Subsidiaries;

         (l) as soon as possible and in any event within five days after the occurrence of any material default under any material agreement to which the Company or any of its Subsidiaries is a party, which default would materially adversely affect the business, assets, property, financial condition, results of operations or prospects of the Company and its Subsidiaries, considered as a whole, any of which is continuing on the date of such certificate, a certificate of the chief financial officer of the Company setting forth the details of such material default and the action which the Company or any such Subsidiary proposes to take with respect thereto; and

         (m) promptly after requested, such other information respecting the business, properties, condition or operations, financial or otherwise, of the Company and its Subsidiaries as any Agent or the Majority Banks may from time to time reasonably request in writing.

         The Company shall be deemed to have fulfilled its obligations pursuant to clauses (b), (c), (d), (e) and (k) above to the extent the Agent (and the Banks, if applicable) receives an electronic copy of the requisite document or documents in a format reasonably acceptable to the Agent, provided that (1) an executed, tangible copy of any report required pursuant to clause (e) above is delivered to the Agent at the time of any such electronic delivery, and (2) a tangible copy of each requisite document delivered electronically is made available by the Company promptly upon request by any Agent or Bank.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         9.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

         (a) The Company shall fail to pay (i) any principal of any Loan when due, or (ii) any Reimbursement Obligation within one Business Day after the same becomes due, or (iii) any interest on any Advance or any fee or other Obligations payable hereunder within two Business Days after such interest, fees or other amounts shall have become due; or

         (b) Any representation or warranty made by or on behalf of the Company in any Credit Document or certificate or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) The Company or any of its Subsidiaries shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Section 6.3, 6.8, 6.9 or 6.10, or in Article VII hereof (and the Company, each Bank and each Agent hereby agrees that an Event of Default under this subsection (c) shall be given effect as if the defaulting Subsidiary were a party to this Agreement); or

         (d) The Company or any of its Subsidiaries shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in any Credit Document and any such failure shall remain unremedied, after written notice thereof shall have been given to the Company by the Agent, for a period of 10 Business Days (and the Company, each Bank and each Agent hereby agrees that an Event of Default under this subsection (d) shall be given effect as if the defaulting Subsidiary were a party to this Agreement); or

         (e) The Company or any Material Subsidiary shall fail to pay any of its Debt (including any interest or premium thereon but excluding Debt incurred under this Agreement) (i) under the CMS 2003 Credit Agreement, (ii) under either of the Enterprises 2003 Credit Agreements, or (iii) otherwise aggregating, in the case of the Company and each Restricted Subsidiary, $6,000,000 or more or, in the case of Consumers, $25,000,000 or more, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt (including any "amortization event" or event of like import in connection with any Off-Balance Sheet Liabilities), or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is (i) to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; unless in each such case the obligee under or holder of such Debt shall have waived in writing such circumstance so that such circumstance is no longer continuing, or (ii) with respect to any such event occurring in connection with any Off-Balance Sheet Liabilities aggregating $6,000,000 or more, to terminate the reinvestment of collections or proceeds of receivables and related security under any agreements or instruments related thereto (other than a termination resulting solely from the request of the Company or its Subsidiaries); or

         (f) (i) The Company or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against the Company or any Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against the Company, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including the entry of an order for relief against the Company or any Material Subsidiary or the appointment of a receiver, trustee, custodian or other similar official for the Company, such Material Subsidiary or any of its property) shall occur; or (iii) the Company or any Material Subsidiary shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

         (g) Any judgment or order for the payment of money in excess of $6,000,000 shall be rendered against the Company or Enterprises and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (h) Any material provision of any Credit Document, after execution hereof or delivery thereof under Article XI, shall for any reason other than the express terms hereof or thereof cease to be valid and binding on any party thereto; or any Loan Party shall so assert in writing; or

         (i) Any "Event of Default" shall occur under and as defined in the AIG Pledge Agreement as in effect on January 8, 2003 (and without giving effect to any amendment or other modification thereto); or

         (j) There shall be imposed or enacted any Consumers Dividend Restriction, the result of which is that the Dividend Coverage Ratio shall be less than 1.15 to 1.0 at any time after the imposition of such Consumers Dividend Restriction; or

         (k) At any time, for any reason (except due to any failure by the Agent to take any action on its part to be performed under applicable law in order to maintain the perfection or priority of its security interest under the Pledge Agreement), (i) the Agent shall fail to have, for the benefit of the Banks, a perfected, first-priority security interest in Pledged Collateral, free and clear of all other Liens, in an amount equal to or greater than 100.5% of the Aggregate Outstanding Credit Exposure or (ii) the Company or Enterprises seeks to render the Agent's security interest invalid, unenforceable or unperfected.

         9.2 Remedies. If any Event of Default has occurred and is continuing, then the Agent shall at the request, or may with the consent, of the Majority Banks, upon notice to the Company (i) declare the Commitments and the obligation and power of the LC Issuer to issue Facility LCs to be terminated or suspended, whereupon the same shall forthwith terminate or be suspended, as the case may be, (ii) declare the Obligations to be forthwith due and payable, whereupon the Aggregate Outstanding Credit Exposure and all other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and/or (iii) in addition to the continuing right to demand payment of all amounts payable under this agreement, exercise in respect of any and all Pledged Collateral all of the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York and in effect in any other jurisdiction in which collateral is located at that time; provided that in the event of an actual or deemed entry of an order for relief with respect to the Company or Enterprises under the Federal Bankruptcy Code,
(A) the Commitments and the obligation and power of the LC Issuer to issue Facility LCs shall automatically be terminated and (B) the Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

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

                                    ARTICLE X

                        WAIVERS, AMENDMENTS AND REMEDIES

         10.1 Amendments. Subject to the provisions of this Article X, the Majority Banks (or the Agent with the consent in writing of the Majority Banks) and the Company may enter into written agreements supplemental hereto for the purpose of adding or modifying any provisions to the Credit Documents or changing in any manner the rights of the Banks or the Company hereunder or waiving any Event of Default hereunder, provided that no such supplemental agreement shall, without the consent of all of the Banks:

         (a) Extend the maturity of any Loan or reduce the principal amount thereof, or extend the expiry date of any Facility LC to a date after the Termination Date, or reduce the rate or extend the time of payment of interest thereon or fees thereon or Reimbursement Obligations related thereto.

         (b)      Modify the percentage specified in the definition of Majority
Banks.

         (c) Extend the Termination Date or increase the amount of the Commitment of any Bank hereunder or the commitment to issue Facility LCs, or permit the Company to assign its rights under this Agreement.

         (d)      Amend this Section 10.1.

         (e) Make any change in an express right in this Agreement of a single Bank to give its consent, make a request or give a notice.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer.

         10.2 Preservation of Rights. No delay or omission of the Banks, the LC Issuer or the Agent to exercise any right under the Credit Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or Event of Default or the inability of the Company to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Credit Documents whatsoever shall be valid unless in writing signed by the Banks required pursuant to Section 10.1, and then only to the extent in such writing specifically set forth. All remedies contained in the Credit Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Banks until the Obligations have been paid in full.

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

                                   ARTICLE XI

                              CONDITIONS PRECEDENT

         11.1 Initial Credit Extension. The Banks shall not be required to make the initial Credit Extension hereunder unless the Company has furnished to the Agent with sufficient copies for the Banks:

         (a) Copies of the Restated Articles of Incorporation of each of the Company and Enterprises, together with all amendments, certified by the Secretary or an Assistant Secretary of the applicable entity, and a certificate of good standing, certified by the appropriate governmental officer in its jurisdiction of incorporation.

         (b) Copies, certified by the Secretary or an Assistant Secretary of the applicable entity, of bylaws of each of the Company and Enterprises and of Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Bank) of each of the Company and Enterprises authorizing the execution, delivery and performance of the Credit Documents to which such entity is a party.

         (c) An incumbency certificate from each of the Company and Enterprises, executed by the Secretary or an Assistant Secretary of the applicable entity, which shall identify by name and title and bear the original or facsimile signature of the officers of such entity authorized to sign the Credit Documents to which such entity is a party and, in the case of the Company, the officers or other employees authorized to make borrowings and request Facility LCs hereunder, upon which certificates the Banks shall be entitled to rely until informed of any change in writing by the Company or Enterprises, as applicable.

         (d) A certificate, signed by a Designated Officer of the Company, stating that on the Closing Date no Default or Event of Default has occurred and is continuing.

         (e) The Pledge Agreement signed by Enterprises, together with such account control agreements and other agreements and documents as the Agent or any Bank may reasonably request to create and perfect the security interest of the Agent in all Pledged Collateral.

         (f) Any Note requested by a Bank pursuant to Section 2.13 payable to the order of each such requesting Bank.

         (g) A favorable legal opinion of Michael D. VanHemert, Esq., Deputy General Counsel of the Company, as to the matters set forth in Exhibit B and as to such other matters as the Agent may reasonably request. Such opinion shall be addressed to the Agent and the Banks and shall be satisfactory in form and substance to the Agent.

         (h) Evidence satisfactory to the Agent that prior to or concurrently with the initial Credit Extension, all non-contingent amounts owed to Bank One in connection with the Existing Letters of Credit have been or will be paid in full.

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

         (i) Evidence, in form and substance satisfactory to the Agent, that each of the Company and Enterprises has obtained all governmental approvals, if any, necessary for it to enter into the Credit Documents to which it is a party.

         (j) Such other documents as any Bank or its counsel may have reasonably requested.

         It shall be a further condition precedent to the making of the initial Credit Extension hereunder that the Company shall have paid (i) to the Agent for the account of the Banks the fees required to be paid on the Effective Date and
(ii) to the Agent and the Arranger the fees required to be paid to them pursuant to the fee letter described in Section 13.12.

         11.2 Each Credit Extension. The Banks shall not be required to make any Credit Extension unless on the date of such Credit Extension (i) no Default or Event of Default exists, (ii) the representations and warranties contained in
Article V are true and correct as of such date, (iii) after giving effect to such Credit Extension, the value of the Pledged Collateral will be equal to or greater than 100.5% of the Aggregate Outstanding Credit Exposure and (iv) all legal matters incident to the making of such Credit Extension are satisfactory to the Banks and their counsel. Each Borrowing Notice and each Issuance/Modification Request shall constitute a representation and warranty by the Company that the conditions contained in subsections (i), (ii) and (iii) above will be satisfied on the date of the requested Credit Extension. For the avoidance of doubt, the conversion or continuation of an Advance shall not be considered the making of a Credit Extension.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 Successors and Assigns. (a) The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except that the Company shall not have the right to assign its rights under the Credit Documents. Any Bank may sell participations in all or a portion of its rights and obligations under this Agreement pursuant to subsection (b) below and any Bank may assign all or any part of its rights and obligations under this Agreement pursuant to subsection (c) below.

         (b) Any Bank may sell participations to one or more banks or other entities (each a "Participant") in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its Outstanding Credit Exposure), provided that
(i) such Bank's obligations under this Agreement (including its Commitment to the Company hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of the Outstanding Credit Exposure of such Bank for all purposes of this Agreement and (iv) the Company shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Banks pursuant to the terms of Section 10.1 or of any other Credit

Document. The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.10 in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under the Credit Documents, provided that each Bank shall retain the right of setoff provided in Section 12.10 with respect to the amount of participating interests sold to each Participant. The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in
Section 12.10, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.10 as if each Participant were a Bank. The Company further agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.3, 4.4 and 4.5 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 12.1(c), provided that (i) a Participant shall not be entitled to receive any greater payment under Section 4.1, 4.3, 4.4 or 4.5 than the Bank who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Company, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 4.5 to the same extent as if it were a Bank.

         (c) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more financial institutions all or any part of its rights and obligations under this Agreement, provided that (i) such Bank has received the Agent's and, so long as no Event of Default exists, the Company's prior written consent to such assignment, which consent shall not be unreasonably withheld, and (ii) the minimum principal amount of any such assignment (other than assignments to a Federal Reserve Bank, or to any other Bank or affiliate of such assigning Bank, or to any direct or indirect contractual counterparties in swap agreements relating to the Loans to the extent required in connection with the physical settlement of any Bank's obligations pursuant thereto) shall be $5,000,000 (or such lesser amount consented to by the Agent and, so long as no Event of Default shall be continuing, the Company); provided that after giving effect to such assignment the assigning Bank shall have a Commitment of not less than $5,000,000 (unless otherwise consented to by the Agent and, so long as no Event of Default shall be continuing, the Company). Notwithstanding the foregoing sentence, any Bank may at any time, without the consent of the Company or the Agent, assign all or any portion of its rights under this Agreement and any Note to (i) a Federal Reserve Bank, provided that no such assignment shall release the transferor Bank from its obligations hereunder; and (ii) any Bank or any affiliate of such assigning Bank, provided that the creditworthiness of such affiliate (as determined in accordance with customary standards of the banking industry) is no less than that of the assigning Bank; and (iii) any direct or indirect contractual counterparties in swap agreements relating to the Loans to the extent required in connection with the physical settlement of any Bank's obligations pursuant thereto.

         (d) Any Bank may, in connection with any sale or participation or proposed sale or participation pursuant to this Section 12.1, disclose to the purchaser or participant or proposed purchaser or participant any information relating to the Company furnished to such Bank by or on behalf of the Company, provided that prior to any such disclosure of non-public information, the purchaser or participant or proposed purchaser or participant (which purchaser or participant is not an affiliate of a Bank) shall agree to preserve the confidentiality of any confidential information (except any such disclosure as may be required by law or regulatory process) relating to the Company received by it from such Bank.

         (e) Assignments under this Section 12.1 shall be made pursuant to an agreement ("Assignment Agreement") substantially in the form of Exhibit D or in such other form as may be agreed to by the parties thereto and shall not be effective until a $3,500 fee has been paid to the Agent by the assignee, which fee shall cover the cost of processing such assignment, provided that such fee shall not be incurred in the event of an assignment by any Bank of all or a portion of its rights under this Agreement and any Note to (i) a Federal Reserve Bank or (ii) a Bank or an affiliate of the assigning Bank or (iii) to any direct or indirect contractual counterparties in swap agreements relating to the Loans to the extent required in connection with the physical settlement of any Bank's obligations pursuant thereto.

         12.2 Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         12.3 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Bank shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

         12.4 Taxes. Any taxes (excluding income taxes) payable or ruled payable by any Federal or State authority in respect of the execution of the Credit Documents shall be paid by the Company, together with interest and penalties, if any.

         12.5 Choice of Law. THE CREDIT DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR ARISING HEREUNDER OR UNDER ANY CREDIT DOCUMENT.

         12.6 Headings. Section headings in the Credit Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Credit Documents.

         12.7 Entire Agreement. The Credit Documents embody the entire agreement and understanding between the Company, the LC Issuer, the Agent and the Banks and supersede all

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

prior agreements and understandings between the Company, the LC Issuer, the Agent and the Banks relating to the subject matter thereof (other than those contained in the fee letter described in Section 13.12 which shall survive and remain in full force and effect during the term of this Agreement).

         12.8 Expenses; Indemnification. The Company shall reimburse the Agent and the Arranger for (a) any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, review, execution, delivery, syndication, distribution (including via the internet), amendment and modification of the Credit Documents and (b) any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent) paid or incurred by the Agent or the Arranger on its own behalf or on behalf of the LC Issuer or any Bank in connection with the collection and enforcement of the Credit Documents. The Company further agrees to indemnify the Agent, the Arranger, the LC Issuer and each Bank and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including all material expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Credit Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder, provided that the Company shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent, the Arranger, the LC Issuer or any Bank. The obligations of the Company under this Section shall survive the termination of this Agreement.

         12.9 Severability of Provisions. Any provision in any Credit Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Credit Documents are declared to be severable.

         12.10 Setoff. In addition to, and without limitation of, any rights of the Banks under applicable law, if the Company becomes insolvent, however evidenced, or any Default or Event of Default occurs, any indebtedness from any Bank to the Company (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Bank, whether or not the Obligations, or any part hereof, shall then be due. The Company agrees that any purchaser or participant under Section 12.1 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such purchase or participation as if it were the direct creditor of the Company in the amount of such purchase or participation.

         12.11 Ratable Payments. If any Bank, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Banks so that after such purchase each Bank will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their respective Pro Rata Share of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         12.12 Nonliability of Bank. The relationship between the Company, on the one hand, and the Banks, the LC Issuer and the Agent, on the other hand, shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Bank shall have any fiduciary responsibilities to the Company. Neither the Agent, the Arranger, the LC Issuer nor any Bank undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company shall rely entirely upon its own judgment with respect to its business, and any review, inspection, supervision or information supplied to the Company by the Banks is for the protection of the Banks and neither the Company nor any third party is entitled to rely thereon. The Company agrees that neither the Agent, the Arranger, the LC Issuer nor any Bank shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Credit Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Bank shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Company in connection with, arising out of, or in any way related to the Credit Documents or the transactions contemplated thereby.

         12.13 Investment of Pledged Collateral. The Agent shall invest the Pledged Collateral from time to time in such investments as Enterprises shall reasonably request and are reasonably satisfactory to the Agent. Unless otherwise agreed among the Company, Union Bank of California, N.A., Bank One and the Agent, approximately 50% of such investments shall be maintained with Bank One and approximately 50% of such investments shall be maintained with Union Bank of California, N.A.

                                  ARTICLE XIII

                                    THE AGENT

         13.1 Appointment. Bank One, NA (Main Office - Chicago) is hereby appointed Agent hereunder, and each of the Banks irrevocably authorizes the Agent to act as the contractual representative on behalf of such Bank. The Agent agrees to act as such upon the express conditions contained in this Article
XIII. The Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement.

         13.2 Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any implied duties to the Banks or any

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

obligation to the Banks to take any action hereunder except any action specifically provided by this Agreement to be taken by the Agent.

         13.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

         13.4 No Responsibility for Loans, Recitals, Etc. The Agent shall not be responsible to the Banks for any recitals, reports, statements, warranties or representations herein or in any Credit Document or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement.

         13.5 Action on Instructions of Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by the Majority Banks (or all of the Banks if required by Section 10.1), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Banks hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Majority Banks. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         13.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

         13.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         13.8 Agent's Reimbursement and Indemnification. The Banks agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company under the Credit Documents,
(ii) for any other expenses reasonably incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents, and for which the Agent is not entitled to reimbursement by the Company under the Credit Documents, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other document delivered in connection with this Agreement or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents, and for which the Agent is not entitled to reimbursement by the Company under the Credit Documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

         13.9 Rights as a Bank. With respect to its Commitment and any Credit Extension made by it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Bank One in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company or any Subsidiary as if it were not the Agent.

         13.10 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         13.11 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, on behalf of the Banks, a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Banks, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

         13.12 Agent and Arranger Fees. The Company agrees to pay to the Agent, the LC Issuer and Banc One Capital Markets, Inc. (the "Arranger"), for their respective accounts, the fees agreed to by the Company, the Agent, the LC Issuer and the Arranger pursuant to the letter agreement dated May 21, 2003, or as otherwise agreed from time to time.

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

                                   ARTICLE XIV

                                     NOTICES

         14.1 Giving Notice. Except as otherwise permitted by Section 2.8 with respect to Borrowing Notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company or the Agent or the LC Issuer, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Company in accordance with the provisions of this Section
14.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under
Article II shall not be effective until received.

         14.2 Change of Address. The Company, the Agent and any Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agent, the LC Issuer and the Banks and each party has notified the Agent by facsimile or telephone that it has taken such action.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company, the Banks, the LC Issuer and the Agent have executed this Agreement as of the date first above written.

                                        CMS ENERGY CORPORATION

                                        By: /s/ Paul Stadnikia
                                            -----------------------------------
                                            Name: Paul Stadnikia
                                            Title: Assistant Treasurer

                                        One Energy Plaza, EP11-291
                                        Jackson, Michigan 49201

                                        Attention: Treasurer
                                        Facsimile No.: (517) 788-1409
                                        Confirmation (Phone) No: (517) 788-7090
                                        E-Mail Address: bsburger@cmsenergy.com

                                              Signature Page to Credit Agreement

                                        BANK ONE, NA (MAIN OFFICE - CHICAGO),
                                        Individually and as Agent and as
                                        LC Issuer

                                        By: /s/ Jane Beck
                                            -------------------------------
                                            Name: Jane Beck
                                            Title: Director

                                        ADDRESS:
                                        Bank One Plaza
                                        Chicago, Illinois 60670
                                        Attention:
                                        Facsimile No.: (312) 732-
                                        Confirmation (Phone) No: (312) 732-
                                        E-Mail Address:

                                              Signature Page to Credit Agreement

                                        UNION BANK OF CALIFORNIA, N.A.
                                        Individually and as Documentation Agent

                                        By: /s/ Dennis G. Blank
                                            -----------------------------------
                                            Name: Dennis G. Blank
                                            Title: Vice President

                                        ADDRESS:
                                        445 South Figueroa Street
                                        15th Floor
                                        Los Angeles, California  90071
                                        Attention:  Kevin M. Zitar
                                        Facsimile No.:  (    )   -
                                        Confirmation (Phone) No: (213) 236-5503
                                        E-Mail Address: Kevin.Zitar@uboc.com

                                              Signature Page to Credit Agreement

                                    EXHIBIT A

                                      NOTE

                                                                          [Date]

         CMS Energy Corporation, a Michigan corporation (the "Company"), promises to pay to the order of ____________________________________ (the
"Bank") the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to Section 2.1 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Company shall pay the principal of and accrued and unpaid interest on the Loans in full on the Termination Date.

         The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of May 19, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Company, the lenders party thereto, including the Bank, and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                        CMS ENERGY CORPORATION

                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Title:__________________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                         NOTE OF CMS ENERGY CORPORATION,
                               DATED MAY __, 2003,

              Principal        Maturity     Principal
              Amount of      of Interest      Amount           Unpaid
Date            Loan            Period         Paid            Balance
----            ----            ------         ----            -------

                                    EXHIBIT B

                             REQUIRED OPINIONS FROM

                      DEPUTY GENERAL COUNSEL OF THE COMPANY

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

2. The execution and delivery of the Company and Enterprises of the Credit Documents to which it is a party and the performance by the Company and Enterprises of their respective obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of the Company and Enterprises and will not:

                           (a)      contravene Restated Articles of
                  Incorporation, as amended, or bylaws of the Company or the Restated Articles of Incorporation, as amended, or bylaws of Enterprises;

                           (b) contravene any law or any contractual restriction imposed by any indenture or any other agreement or instrument evidencing or governing indebtedness for borrowed money of the Company or Enterprises; or

                           (c) result in or require the creation of any Lien upon or with respect to any of the properties of the Company or Enterprises, except the security interest in favor of the Agent under the Pledge Agreement.

3. Each Credit Document to which the Company or Enterprises is a party constitutes a legal, valid and binding obligation of the Company or Enterprises, as applicable, enforceable against the Company or Enterprises, as applicable, in accordance with its terms, subject to
         (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

4. Each of the Company and Enterprises has duly executed and delivered each Credit Document to which it is a party.

5. To the best of my knowledge, there is no pending or threatened action or proceeding against the Company or any of its Consolidated Subsidiaries before any court, governmental agency or arbitrator (except (i) to the extent described in the Company's annual report on Form 10-K/A for the year ended December 31, 2002 as filed with the SEC, and (ii) such other similar actions, suits and proceedings predicated on the occurrence of the same events giving rise to any actions, suits and proceedings described in the reports referred to in clause (i) of this paragraph 4) which might reasonably be expected to materially adversely affect the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or that would materially adversely affect the ability of the Company or Enterprises to perform its obligations under any Credit Document to which it is a party. To the best of my knowledge, there is no litigation challenging the validity or the enforceability of any of the Credit Documents.

6. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company or Enterprises of any Credit Document.

7. The Company is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

8. The Company is not a registered "holding company" or a "subsidiary" or an "affiliate" of a registered "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935.

9. In a properly presented case, a Michigan court or a federal court applying Michigan choice of law rules should give effect to the choice of law provisions of the Agreement and should hold that the Agreement is to be governed by the laws of the State of New York rather than the laws of the State of Michigan, except in the case of those provisions set forth in the Agreement the enforcement of which would contravene a fundamental policy of the State of Michigan. In the course of our review of the Agreement, nothing has come to my attention to indicate that any of such provisions would do so. Notwithstanding the foregoing, even if a Michigan court or a federal court holds that the Agreement is to be governed by the laws of the State of Michigan, the Agreement constitutes a legal, valid and binding obligation of the Company, enforceable under Michigan law (including usury provisions) against the Company in accordance with its terms, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

         I, _________________, ______________ of CMS Energy Corporation, a
Michigan corporation (the "Company"), DO HEREBY CERTIFY in connection with the Credit Agreement dated as of May 19, 2003 (the "Credit Agreement"; the terms defined therein being used herein as so defined) among the Company, various financial institutions and Bank One, NA (Main Office - Chicago), as Agent, that:

I. Section 6.9 of the Credit Agreement provides that the Company shall maintain a consolidated leverage ratio of not greater than 7.00 to 1.0.

         The following calculations are made in accordance with Section 6.9 and are correct and accurate as of _____________, 200__:

A.       CONSOLIDATED DEBT:

         (a)     Debt of Company and Consolidated Subsidiaries            $
                 (excluding Panhandle and Subsidiaries)

minus    (b)     Support Obligations described in clause (iv) or (v)      $
                 of the definition of Support Obligations

minus    (c)     Junior Subordinated Debt owned by Hybrid Preferred       $
                 Securities Subsidiaries

minus    (d)     Subordinated guarantees provided by the Company with     $
                 respect to Hybrid Preferred Securities

minus    (e)     Agreed upon percentage of Net Proceeds from issuance     $
                 of hybrid debt/equity securities (other than Junior
                 Subordinated Debt and Hybrid Preferred Securities)

plus     (f)     Specified Support Obligations provided by the            $
                 Company in respect of obligations of MS&T

minus    (g)     Project Finance Debt of the Company or any               $
                 Consolidated Subsidiary

minus    (h)     Principal amount of any Securitized Bonds                $

                                                   TOTAL                  $

B.     CONSOLIDATED EBITDA:

       (a)   Pretax Operating Income of the Company and its       $
             Subsidiaries

plus   (b)   Depreciation, depletion and amortization             $

plus   (c)   Non-cash write-offs and write-downs contained in     $
             the Company's Pretax Operating Income, including write-offs or write-downs related to the sale of assets, impairment of assets and loss on contracts

minus  (d)   Revenues of Consumers dedicated to repayment of      $
             Securitized Bonds

                                                   TOTAL          $
C.     CONSOLIDATED LEVERAGE RATIO:                                  ___ TO 1.00
       (TOTAL OF A DIVIDED BY TOTAL OF B)

II. Section 6.10 of the Credit Agreement provides that the Company shall maintain a cash dividend coverage ratio of not less than 1.20 to 1.0.

       The following calculations are made in accordance with Section 6.10 and are correct and accurate as of _____________, 200__:

A.     DIVIDEND INCOME:

       (a)     Cash Dividend Income                                     $

plus   (b)     25% of Equity Distributions received by the Company      $
               (up to $10,000,000)
                                                     TOTAL              $

B.     INTEREST EXPENSE:

       (a)   Interest expense (excluding arrangement,           $
             underwriting and similar fees payable in connection with the Agreement, CMS 2003 Credit
             Agreement and Enterprises 2003 Credit Agreements)

minus  (b)   Cash interest income received by the Company and   $
             its Subsidiaries from Persons other than the Company or any of its Subsidiaries

minus  (c)   Amounts received by the Company from Subsidiaries  $
             and Affiliates as reimbursement of interest expense and commitment, guaranty and letter of credit charges of the Company to such Subsidiary or Affiliate

                                                   TOTAL        $

C.     CASH DIVIDEND COVERAGE RATIO:                               _____ TO 1.00

       (TOTAL OF A DIVIDED BY TOTAL OF B)

       IN WITNESS WHEREOF, I have signed this Certificate this ___ day of _________, ___.

                                    EXHIBIT D

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:________________________________________________

2.       Assignee: _______________________________________________ [and is an
      affiliate of Assignor]

3.       Borrower: CMS ENERGY CORPORATION

4.       Agent: Bank One, NA, as the Agent under the Credit Agreement.

5. Credit Agreement: The Credit Agreement dated as of May 19, 2003 among CMS Energy Corporation, the Banks party thereto, and Bank One, NA, as Agent.

6.       Assigned Interest:

                     Aggregate Amount of
                   Commitment/ Outstanding     Amount of Commitment/        Percentage Assigned of
                   Credit Exposure for all  Outstanding Credit Exposure  Commitment/ Outstanding Credit
Facility Assigned         Banks*                    Assigned*                      Exposure(2)
-------------------------------------------------------------------------------------------------------
____________       $                        $                                       _______%
-------------------------------------------------------------------------------------------------------
____________       $                        $                                       _______%
-------------------------------------------------------------------------------------------------------
____________       $                        $                                       _______%
-------------------------------------------------------------------------------------------------------

7. Trade Date:________________________________________ (3)

Effective Date: ____________________, 20__ TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                            ASSIGNOR

                                            [NAME OF ASSIGNOR]

                                            By:_________________________________
                                                     Title:

                                            ASSIGNEE

                                            [NAME OF ASSIGNEE]

                                            By:_________________________________
                                                     Title:

[Consented to and](4) Accepted:
BANK ONE, NA, as Agent

By:_________________________________________
Title:

[Consented to:](5)
[NAME OF RELEVANT PARTY]

By:_________________________________________
Title:

-------------------
*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.

(3) Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

(4) To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

(5) To be added only if the consent of the Company and/or other parties (e.g. LC Issuer) is required by the terms of the Credit Agreement.

                                     ANNEX 1
                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

                  1. Representations and Warranties.

                  1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Credit Documents or any collateral thereunder,
(iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document, (v) inspecting any of the property, books or records of the Company, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Credit Extensions or the Credit Documents.

                  1.2. Assignee. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in
Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Credit Documents will not be "plan assets" under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Bank, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and
(ii) it will

                                    Annex 1-1
perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Bank.

                  2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                  3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.

                                    Annex 1-2

                                    EXHIBIT E

                            FORM OF PLEDGE AGREEMENT

                                PLEDGE AGREEMENT

         This Pledge Agreement (this "Pledge Agreement") dated as of May __, 2003 is made by CMS Enterprises Company (the "Pledgor"), in favor of Bank One, NA, as agent under the Credit Agreement referred to below (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, CMS Energy Corporation (the "Company"), various financial institutions and the Administrative Agent have entered into a Credit Agreement dated as of May __, 2003 (the "Credit Agreement"; capitalized terms used but not defined here have the respective meanings ascribed to such terms in the Credit Agreement);

         WHEREAS, pursuant to the Credit Agreement, the Company may obtain funds to make loans or advances to, or obtain letters of credit to support obligations of, the Pledgor and/or one or more of the Pledgor's Subsidiaries;

         WHEREAS, to secure payment by the Company of all Obligations, the Pledgor has agreed to pledge certain collateral to the Administrative Agent, including certain investments previously pledged to Bank One, NA, in its individual capacity pursuant to an Amended and Restated Pledge Agreement between the Pledgor and Bank One, NA dated as of April 30, 2003;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Administrative Agent agree as follows:

         1. The term "Collateral" means (a) all shares of the One Group Institutional Prime Money Market Fund, Account #701121622 (the "Bank One Account") held at State Street Bank and Trust Company, (b) Account #4430001049, titled "Bank One, NA, as Administrative Agent, f/b/o CMS Enterprises Company" and maintained with Union Bank of California, N.A. (the "UBOC Account" and, together with the Bank One Account, each an "Account" and collectively the "Accounts") and all funds deposited therein and interest thereon and (c) all investment property, securities entitlements, commodity accounts, commodities, instruments, investments, cash, other funds and other assets of any nature and description at any time held in or credited to either Account, together with all substitutions, replacements, additions, proceeds, products and supporting obligations of or related to the foregoing. The foregoing grant also includes any stock rights, stock dividends, liquidating dividends, new securities and other property to which the Pledgor may become entitled because it owns any of the property described above. Any securities, investment property or other property of the Pledgor at any time in the custody, possession or control of the Administrative Agent or any Bank shall also constitute Collateral unless the Administrative Agent or such Bank holds such property solely in a fiduciary capacity.

         2. To secure the prompt and complete payment of all Obligations, the Pledgor hereby pledges, assigns, delivers and sets over to the Administrative Agent, and hereby grants to the Administrative Agent a security interest in, all of the Collateral and all proceeds thereof.

         3. The Pledgor agrees to execute and deliver from time to time such documents and instruments, and take such other actions, as are necessary or appropriate to ensure that the Administrative Agent has a first perfected security interest in the Collateral to secure the Obligations (and, without limiting the foregoing, the Pledgor hereby authorizes the Administrative Agent to file, at the Pledgor's expense, financing statements, continuations thereof and similar documents in any public office reasonably deemed appropriate by the Administrative Agent).

         4. (a) If any Event of Default has occurred and is continuing, the Administrative Agent may: (i) require all interest and dividends on, and other cash proceeds of, the Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent or any designee thereof and/or (ii) at its option, apply any of the collected balances in such cash collateral account to the payment of the Obligations, whether or not the Obligations shall then be due, or hold such cash collateral account as further security for the Obligations. The Pledgor shall have no control whatsoever over any such cash collateral account and hereby grants to the Administrative Agent a security interest in each such cash collateral account if and when created.

                  (b) If the Pledgor shall become entitled to receive or shall receive any instrument or deposit (whether certificated or uncertificated) in substitution or exchange for any of the Collateral, the Pledgor agrees to accept the same as the Administrative Agent's agent and to hold the same in trust for the Administrative Agent and to deliver the same forthwith to the Administrative Agent in the exact form received, with the endorsement of the Pledgor when necessary, to be held by the Administrative Agent, subject to the terms hereof, as further security for the Obligations.

         5. If any amount payable by the Company under or in connection with the Credit Agreement is not paid when due (by acceleration or otherwise), then the Administrative Agent shall have the right, without any notice, to forthwith appropriate and realize upon the Collateral, or any part thereof. Such realization may include (a) the redemption of shares in the Bank One Account and/or (b) the withdrawal of funds from the UBOC Account, and the net proceeds of any such redemption and/or withdrawal (which, in the aggregate, shall not exceed the total amount of the Obligations) shall be forwarded directly to the Administrative Agent for application to the Obligations as provided below. If, for any reason, the Administrative Agent is unable or elects not to effect such a redemption or withdrawal, the Administrative Agent may avail itself of any and all other rights and remedies provided by any law or this Pledge Agreement, including but not limited to the rights and remedies of a secured party under the Uniform Commercial Code as in effect from time to time in the State of New York. The Pledgor agrees and acknowledges that, as a result of applicable securities laws, the Administrative Agent may not be able to effect a public sale of the Collateral, and sales at a private sale may be on terms and at a price less favorable than if the Collateral were sold at a public sale. The Pledgor agrees that all private sales made under these circumstances shall be construed to have been made in a commercially reasonable manner. The Administrative Agent's compliance with any applicable state or federal law requirement in connection with the disposition of the Collateral will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral. If the Pledgor is entitled to any notice, that requirement will be met if the Administrative Agent sends notice at least ten
(10) days prior to the date of the sale, disposition or other event requiring notice, and such notice shall be deemed commercially reasonable.

         The proceeds of any appropriation of or realization upon the Collateral shall be applied first, to the costs and expenses of every kind (including, without limitation, the fees and expenses of outside and in-house counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the safekeeping or liquidation of the Collateral and the collection and enforcement of the Obligations, second, to payment of any accrued and unpaid interest and fees on the Obligations, third, to payment of the principal of the Obligations and, then, to the Pledgor or any other party entitled thereto under applicable law.

         6. The Pledgor represents and warrants that (a) as of the date hereof it is the direct and beneficial owner of all of the Collateral, free and clear of any Lien except for the security interest granted to the Administrative Agent hereunder, (b) this Pledge Agreement creates a valid security interest in favor of the Administrative Agent in all of the Collateral and (c) the Administrative Agent has a perfected first-priority security interest in all Collateral in the Bank One Account and, upon the deposit of funds therein as contemplated by the Credit Agreement, the Administrative Agent will have a perfected first-priority security interest in all Collateral in the UBOC Account, in each case subject to no other Liens.

         7. (a) The Pledgor covenants and agrees that so long as any Obligations are unpaid, any Facility LC is outstanding or any Bank has any Commitment, the Pledgor will not (i) liquidate, withdraw or otherwise dispose of any of the Collateral (except as permitted pursuant to clause (c) below) or (ii) create, incur or permit to exist any Lien on any of the Collateral other than the security interest in favor of the Administrative Agent created hereby.

                  (b) The Pledgor warrants and will defend the right, title and security interest of the Administrative Agent in and to the Collateral against the claims of any other Person.

                  (c) The Pledgor covenants and agrees that so long as any Obligations are unpaid, any Facility LC is outstanding or any Bank has any Commitment, the amount of the Collateral shall at all times be equal to or exceed 100.5% of the stated amount of the undrawn and unexpired Facility LCs (the "Required Amount"). The Administrative Agent shall at all times have the right to require that the Pledgor deliver to the Administrative Agent (for deposit in the Accounts) additional Collateral so that the amount of the Collateral shall not be less than the Required Amount. The Administrative Agent agrees that, so long as no Default or Event of Default exists, it will from time to time, upon written request of the Pledgor, release to the Pledgor any of the Collateral in excess of the Required Amount.

         8. No course of dealing between the Pledgor and the Administrative Agent or any Bank, nor any failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Bank, any right, power or privilege hereunder or under the Credit Agreement or any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided and provided in the other Credit Documents and in all other agreements, instruments and documents delivered, or to be delivered, in connection therewith are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code. The provisions of this Pledge Agreement are severable and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part then such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement in any jurisdiction.

          9. This Pledge Agreement shall inure to the benefit of the Pledgor and the Administrative Agent and their respective successors and assigns, except that the Pledgor shall not assign this Pledge Agreement without the prior written consent of the Administrative Agent.

         10. The Pledgor agrees to reimburse the Administrative Agent promptly upon demand for any and all costs and out-of-pocket expenses (including attorneys' fees) paid or incurred by the Administrative Agent in connection with the amendment, modification, collection and enforcement of this Pledge Agreement. The obligations of the Pledgor under this Section 10 shall survive the termination of this Pledge Agreement.

         11. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

         12. THE PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, NEW YORK AND WAIVES ANY OBJECTION WHICH THE PLEDGOR MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH BELOW ITS SIGNATURE HERETO. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. THE PLEDGOR AND THE ADMINISTRATIVE AGENT WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING RELATING TO OR IN ANY WAY ARISING OUT OF THIS PLEDGE AGREEMENT.

         13. All notices and other communications provided to any party hereto under this Pledge Agreement shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and electronic or telephonic confirmation in the case of facsimiles). Either party hereto may each change its address for notices by a written notice to the other party.

         14. The Administrative Agent or any Bank may, from time to time, at its sole discretion and without notice to the Pledgor, take any or all of the following actions without affecting the obligations of the Pledgor hereunder:
(a) retain or obtain a security interest in any property to secure any of the Obligations, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Pledgor, with respect to any of the Obligations, (c) extend or renew any of the Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Obligations, or release or compromise any obligation of any obligor with respect to any of the Obligations, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property of any other person or entity securing any of the Obligations, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the Pledgor for payment of any of the Obligations when due, whether or not the Administrative Agent or such Bank shall have resorted to any property securing any of the Obligations or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Obligations.

         The Pledgor hereby expressly waives: (a) notice of the existence or creation or non-payment of all or any of the Obligations, (b) presentment, demand, notice of dishonor, protest and all other notices whatsoever and (c) all diligence in collection or protection of or realization upon any Obligations or any security for or guaranty of any Obligations.

         Notwithstanding any application of any Collateral to the payment of any of the Obligations, the Pledgor shall not be subrogated to any right of the Administrative Agent or any Bank until such time as the Administrative Agent and the Banks shall have received final payment in cash of the full amount of all Obligations.

         15. This Pledge Agreement shall remain in full force effect until all Facility LCs have expired, been fully drawn or otherwise been terminated, all Obligations have been paid in full in cash and all Commitments have terminated. Thereafter, the Administrative Agent shall, promptly upon request by the Pledgor, execute and deliver (at the Pledgor's expense) such documents and instruments as the Pledgor may reasonably request to release the Administrative Agent's security interest in the remaining Collateral, to cause such release to be evidenced on all appropriate public records and to cause all remaining Collateral to be returned to the Pledgor (or such other Person as may be entitled thereto under applicable law).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Pledgor has executed this Pledge Agreement in favor of the Administrative Agent as of the date first above written.

                                           CMS ENTERPRISES COMPANY

                                           By:__________________________________
                                           Title:_______________________________
                                                 One Energy Plaza
                                                 Jackson, MI 49201
                                                 Attention: Treasurer

Accepted:

BANK ONE, NA, as Administrative Agent

By:___________________________________
Title:________________________________
         1 Bank One Plaza
         Suite 0363
         Chicago, Illinois  60670
         Attention: Jane Bek

                                    EXHIBIT F

                      FORM OF ISSUANCE/MODIFICATION REQUEST

Bank One, NA, as LC Issuer under
         the Credit Agreement referred to below

Attention:__________________

Ladies and Gentlemen:

         Please refer to the Credit Agreement dated as of May 19, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Credit Agreement) among CMS Energy Corporation (the "Company"), various financial institutions and Bank One, NA as LC Issuer and as Agent. Pursuant to Section 3.3 of the Credit Agreement, the Company hereby requests the [issuance/Modification] of a Facility LC (the "Specified LC") [in substantially the form attached hereto][in accordance with the following terms]:

                         INSERT THESE ITEMS FOR ISSUANCE

         (i) The requested date of issuance of the Specified LC is_______________.(1)

         (ii)     The expiration date of the Specified LC is _________.(2)

         (iii)    The proposed stated amount of the Specified LC is
_______________.

         (iv) The beneficiary of the Specified LC is: [insert name and address of beneficiary].

         (v) The conditions under which a drawing may be made under the Specified LC are as follows: ______________.

                       INSERT THESE ITEMS FOR MODIFICATION

         (i) The requested date of [extension] [increase] [decrease] [modification] of the Specified LC is ______________.(1)

         (ii) The [expiration date for the] [stated amount of the] Specified LC is to be [extended to ___________] [increased to ___________] [decreased to ___________] [modified as follows: ________________].

         (iii) Attached hereto as Annex A is a consent to the requested [decrease] [modification] executed by the beneficiary of the Specified LC.(3)

---------------------------
(1)        Must be a Business Day.

(2)        Not later than the fifth Business Day preceding the Termination Date.

(3)        Include only if required.

         INSERT INFORMATION REGARDING SPECIAL CONDITIONS / INSTRUCTIONS (IF ANY)

         (i)      _____________________________________________________________.

         (ii)     _____________________________________________________________.

                                           CMS ENERGY CORPORATION

                                           By:__________________________________
                                              Name:
                                              Title:

                                   SCHEDULE I

            BANK                                 COMMITMENT
            ----                                 ----------
Bank One, NA                                    $ 92,500,000

Union Bank of California, N.A.                  $ 92,500,000

AGGREGATE COMMITMENT                            $185,000,000

                                   SCHEDULE II

                              MATERIAL LIABILITIES

              CMS ENERGY CORPORATION OFF-BALANCE SHEET LIABILITIES
                             AS OF FEBRUARY 28, 2003

                                TYPE                          BENEFICIARY                             AMOUNT
CMS ENERGY
                          Letter of Credit             County of Los Angeles                       $    320,507
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Bank of Tokyo Mitsubishi                       7,000,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             TCF Leasing Inc.                               1,919,470
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Honeywell International                        1,250,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Barclays Bank PLC                              2,500,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Barclays Bank PLC                             70,300,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Royal Bank of Canada                           4,715,075
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Constellation Power Source                     5,000,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Midwest Independent System                     3,500,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Midwest Independent System                     1,900,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Consumers Energy                               1,979,556
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Federal Insurance Company                        350,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             St. Paul Insurance Company                       228,516
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Bankers Trust Company                          1,600,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             American Electric Power                        5,000,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             County of Los Angeles                            136,272
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Morgan Stanley Capital Group                   4,000,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Barclays Bank Abu Dhabi                       17,500,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Deutsche Bank Trust Co                         4,800,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Deutsche Bank Trust Co                         2,500,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Deutsche Bank Trust Co                        12,400,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Deutsche Bank Trust Co                         2,086,700
                          -------------------------------------------------------------------------------------
                          Support Obligation           Comerica (Genesse Power)                       3,000,000
                          -------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------
CMS GENERATION

                          -------------------------------------------------------------------------------------
                          Letter of Credit             Prudential Insurance                           1,338,973
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Prudential Insurance                             546,915
                          -------------------------------------------------------------------------------------
                          Letter of Credit             ICICI Bank Ltd.                                2,966,247
                          -------------------------------------------------------------------------------------
                          Letter of Credit             ICICI Bank Ltd.                                1,165,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             ICICI Bank Ltd.                                1,605,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             ICICI Bank Ltd.                                2,551,290
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Bankers Trust Company                          3,000,000
                          -------------------------------------------------------------------------------------

                          Letter of Credit             Bankers Trust Company                         23,000,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Bankers Trust Company                         11,300,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Bankers Trust Company                         15,745,500
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Bank One                                       2,086,700
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Bank One                                       1,600,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Bank One                                       4,800,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Bank One                                       2,500,000
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Bank One                                      12,400,000
                          -------------------------------------------------------------------------------------
                          Support Obligation           ICICI Bank Ltd.                                3,671,072
                          -------------------------------------------------------------------------------------
                          Support Obligation           AFCO Credit Corporation                        2,475,656
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Michigan                                200,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  United States EPA                                 54,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Kansas                                  305,220
                          -------------------------------------------------------------------------------------
                          Surety Bond                  City of Flint                                    100,000
                          -------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------
CMS ELECTRIC & GAS
                          -------------------------------------------------------------------------------------
                          Service Contract             General Electric                               1,351,866
                          -------------------------------------------------------------------------------------
                          Service Contract             General Electric                               1,803,340
                          -------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------
CMS GAS TRANSMISSION
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Michigan                                270,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Twp of Addison                                   250,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Oklahoma Tax Commission                           77,691
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Oklahoma Tax Commission                           10,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Railroad Commission of TX                         25,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Railroad Commission of TX                         25,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Railroad Commission of TX                         25,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Walworth County                                  208,500
                          -------------------------------------------------------------------------------------
                          Surety Bond                  McHenry City Hwy Dept.                           260,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Lisbon Twp                                        10,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Town of Ixonia                                    10,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Town of Walworth                                  30,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Town of Concord                                   40,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Town of Sullivan                                 100,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Town of Richmond                                 250,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Town of Whitewater                                40,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Town of Darien                                   300,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  US Corps of Engineers                            200,000
                          -------------------------------------------------------------------------------------

CMS MARKETING SERVICES &
TRADING
                          -------------------------------------------------------------------------------------
                          Surety Bond                  St. Paul Insurance Company                   175,035,391
                          -------------------------------------------------------------------------------------
                          Surety Bond                  St. Paul Insurance Company                    81,182,179
                          -------------------------------------------------------------------------------------
                          Surety Bond                  St. Paul Insurance Company                    27,385,899
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Texas                                    30,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  United States of America                       9,201,987
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Maryland                             13,603,456
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Arizona                                  40,000
                          -------------------------------------------------------------------------------------
                          Lease Obligation             Rent                                           1,640,257
                          -------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------
CMS ENTERPRISES
                          -------------------------------------------------------------------------------------
                          Lease Obligation-Viron       Oakland, CA                                      151,145
                          -------------------------------------------------------------------------------------
                          Lease Obligation-Viron       Pasadena, CA                                   1,036,571
                          -------------------------------------------------------------------------------------
                          Lease Obligation-Viron       Salt Lake City, UT                               127,094
                          -------------------------------------------------------------------------------------
                          Lease Obligation-Viron       Ft. Lauderdale, FL                               133,981
                          -------------------------------------------------------------------------------------
                          Lease Obligation-Viron       Nashville, TN                                     61,710
                          -------------------------------------------------------------------------------------
                          Lease Obligation-Viron       Troy, MI                                         178,841
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Kansas                                  365,208
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Chambersburg Schools                           4,833,460
                          -------------------------------------------------------------------------------------
                          Surety Bond                  City of Garden Grove                           5,556,848
                          -------------------------------------------------------------------------------------
                          Surety Bond                  St. Louis Symphony                             4,435,600
                          -------------------------------------------------------------------------------------
                          Surety Bond                  City of Manteca                                7,491,530
                          -------------------------------------------------------------------------------------
                          Surety Bond                  U.S. Postal Service                            2,374,918
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Arkansas                                 10,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Mt San Antonio College                           356,319
                          -------------------------------------------------------------------------------------
                          Surety Bond                  University of SA Oklahoma                      6,949,396
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Metro Govt of Nashville, TN                       40,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  County of Los Angeles                          1,329,972
                          -------------------------------------------------------------------------------------
                          Surety Bond                  L.A. Community College                           302,227
                          -------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------
DEARBORN INDUSTRIAL
GENERATION LLC
                          -------------------------------------------------------------------------------------
                          None
                          -------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------
DEARBORN INDUSTRIAL
ENERGY LLC
                          -------------------------------------------------------------------------------------
                          None
                          -------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------

CMS INTERNATIONAL
VENTURES LLC
                          -------------------------------------------------------------------------------------
                          None
                          -------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------
CMS CAPITAL LLC
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Michigan                                 87,000
                          -------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------
CMS GENERATION MICHIGAN
POWER LLC
                          -------------------------------------------------------------------------------------
                          None
                          -------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------
CMS GAS PROCESSING LLC
                          -------------------------------------------------------------------------------------
                          Lease Obligation             PW, LM, J and MM Barby                               500
                          -------------------------------------------------------------------------------------
                          Lease Obligation             LD & Winona Robins                                   600
                          -------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------
CMS NATURAL GAS
GATHERING LLC
                          -------------------------------------------------------------------------------------
                          Lease Obligation             Nannie Kirk                                        8,000
                          -------------------------------------------------------------------------------------
                          Lease Obligation             A.D. Reed                                          1,000
                          -------------------------------------------------------------------------------------
                          Lease Obligation             Eddie and Janet Wiley                                500
                          -------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------
PANHANDLE PIPE LINE
COMPANY
                          -------------------------------------------------------------------------------------
                          Letter of Credit             Prudential Insurance Co                       62,500,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Indiana                                  50,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Oklahoma                                 25,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Lenawee County                                     1,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Michigan                                 51,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Illinois Dept of Transp.                          25,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  City of Fort Wayne                                 5,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  United States of America                         300,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Harris County, Texas                               5,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Texas Dept of Transp.                             10,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Texas                                    25,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  People of the State of Illinois                   50,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Arkansas                                  1,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Louisiana                                 2,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  United States of America                         350,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Commonwealth of Kentucky                          50,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Michigan                                250,000
                          -------------------------------------------------------------------------------------

                          Surety Bond                  United States of America                         300,000
                          -------------------------------------------------------------------------------------
                          Lease Obligations            Various                                       49,328,000
                          -------------------------------------------------------------------------------------


                          -------------------------------------------------------------------------------------
CMS FIELD SERVICES, INC.
                          -------------------------------------------------------------------------------------
                          Lease Obligation             K/B Fund IV                                      650,000
                          -------------------------------------------------------------------------------------
                          Lease Obligation             Canon                                              6,000
                          -------------------------------------------------------------------------------------
                          Lease Obligation             Ricoh                                             10,000
                          -------------------------------------------------------------------------------------
                          Lease Obligation             Ascom Hasler                                       3,600
                          -------------------------------------------------------------------------------------
                          Lease Obligation             Prairie Land Company                              12,500
                          -------------------------------------------------------------------------------------
                          Surety Bond                  Oklahoma Tax Commission                        1,533,322
                          -------------------------------------------------------------------------------------
                          Surety Bond                  United States of America                         300,000
                          -------------------------------------------------------------------------------------
                          Surety Bond                  State of Wyoming                                  33,000
                          -------------------------------------------------------------------------------------

  TOTAL OFF-BALANCE SHEET DEBT                                                                     $712,512,077

                                                       Surety Bonds                                 350,100,000

                                                       Indebt Sched. Indemnities                    369,700,000

                                   SCHEDULE II

                   CMS ENERGY CORPORATION GAAP DEBT BREAKDOWN
                             AS OF FEBRUARY 28, 2003

      BORROWER                             FACILITY                             CURRENT BALANCE
CMS ENERGY

                          $295.8MM Credit Agreement                                              $   123,819,866
                          $300MM Credit Agreement                                                    133,800,000
                          General Term Notes
                                                                     Series D                         79,922,000
                                                                     Series E                        215,955,000
                                                                     Series F                        297,686,000
                          Sr. Unsecured Notes @ 7 5/8%                                               175,815,000
                          Convert. Sub. Debentures                                                   172,500,000
                          Extend. Tenor Rate Adj. Sec.                                               180,000,000
                          Sr. Unsecured Notes @ 7.5%                                                 408,845,000
                          Sr. Unsecured Notes @ 6.75%                                                287,025,000
                          Sr. Notes @ 8.9%                                                           260,475,000
                          Sr. Notes @ 8 3/8%                                                         150,000,000
                          Sr. Notes @ 9.875%                                                         467,558,000
                          Premium Equity Participating Security Units                                220,000,000
                          Sr. Notes @ 8.5%                                                           300,375,000
                          CMS Methanol Company                                                        14,000,000

PANHANDLE EASTERN
PIPE LINE

                          Sr. Notes @ 6.125%                                                         292,500,000
                          Sr. Notes @ 6.5%                                                           158,980,000
                          Sr. Notes @ 7.0%                                                           135,890,000
                          Sr. Notes @ 8.25%                                                           60,000,000
                          Notes @ 7.785%                                                             100,000,000
                          Debentures @ 7.2%                                                           58,000,000
                          Debentures @ 7.95%                                                          76,500,000
                          Citibank Bridge Loan                                                        40,000,000


CMS ENTERPRISES
                          None

CMS GENERATION COMPANY

                          CMS Capital LLC                                                              4,957,214

CMS GAS TRANSMISSION

                          CMS Capital LLC                                                             11,394,197
                          Antrim Gas Term Loan with BOM                                               22,625,000
                          Jackson Pipeline RCF with Tor Dom                                            2,687,000

CMS ELECTRIC & GAS

                          None

CMS MARKETING SERVICES & TRADING

                                  CMS Capital LLC                                                    127,353,473

CMS INTERNATIONAL VENTURES LLC

                                  None

DEARBORN INDUSTRIAL ENERGY LLC

                                  None

CMS GENERATION MICHIGAN POWER LLC

                                  None

DEARBORN INDUSTRIAL GENERATION

                                  CMS Capital LLC                                                     13,337,242

CMS FIELD SERVICES

                                  The CIT Group                                                          731,204

CMS GAS PROCESSING LLC

                                  CMS Capital LLC                                                      6,036,529

CMS NATURAL GAS GATHERING LLC

                                  CMS Capital LLC                                                      3,346,852


PANHANDLE PIPE LINE COMPANY
                                  Trunkline Gas Company S-T                                          100,000,000
                                  Trunkline Gas Company L-T                                          100,000,000

CMS CAPITAL LLC

                                  CMS Enterprises Company                                             11,197,420
                                  CMSG Filer City Operating Company                                      413,815
                                  CMSG Honey Lake Company                                                462,258
                                  CMS Jackson Pipeline Company                                            91,705
                                  CMS Bay Area Pipeline Company                                        1,054,924
                                  CMSG Graying Holdings Company                                        1,164,325
                                  CMSG Operating Company                                               1,323,669
                                  CMSG Mon Valley Company                                                 11,563
                                  CMS Saginaw Bay Lateral Company                                        276,140
                                  CMS Antrim Gas LLC                                                   1,370,523
                                  CMSG Holdings Company                                                1,206,958
                                  CMSG Altoona Company                                                   182,228
                                  CMSG Genesee Company                                                 1,513,182
                                  CMS Resource Development                                             2,855,881
                                  CMSG Recycling Company                                                 371,025
                                  CMSG Lyonsdale Company                                                  20,160
                                  Mon Valley Energy                                                          113
                                  CMSG Chateaugay Company                                                 35,096
                                  CMS Grands Lacs LLC                                                  1,400,457
                                  HYDRA-CO Enterprises, Inc.                                           1,696,027
                                  CMSG Operating Company II                                            1,055,368
                                  HCE Appomattox, Inc.                                                   341,816
                                  HCE Jamaica Development, Inc.                                            5,780
                                  HCO Jamaica, Inc.                                                      164,957
                                  CMS Electric & Gas Company                                           4,036,096
                                  CMS Texon Company                                                      632,042
                                  CMS Marysville Gas Liquids Company                                     670,134
                                  CMSG Stratton Company                                                   72,258
                                  CMS Field Services, Inc.                                            34,262,090
                                  CMS Laverne Gas Processing, LLC                                         64,085
                                  Panhandle Eastern Pipeline Company                                 308,744,037
                                  Taweeelah A2 Operating Company                                         810,173
                                  Dearborn Generation Operating, LLC                                   3,955,220
                                  CMS Capital Financial Services, Inc.                                   602,157

                                  CMSG Michigan Power, LLC                                               804,292
                                  CMS Enterprises Data Mart                                              243,398
                                  CMS MS&T Michigan, LLC                                              15,991,117
                                  CMS Energy UK Limited                                                1,879,798
                                  CMS MicroPower Systems, LLC                                          3,422,229
                                  CMSG Investment Company I                                              808,707
                                  CMS Business Development, LLC                                        3,266,068
                                  CMS Enterprises Development, LLC                                       232,701
                                  CMS International Ventures, LLC                                      3,436,843
                                  CMS Enterprise Oil & Gas Company                                   108,856,818
                                  CMSG Investment Company V                                            1,553,780

  Total Gaap Debt                                                                                 $5,324,674,009

                                   SCHEDULE II

      CMS ENERGY CORPORATION INVESTMENTS IN SUBSIDIARIES AND OTHER PERSONS (INCLUDING INTERCOMPANY INVESTMENTS AND PLANNED CAPITAL EXPENDITURE /
                       EQUITY CONTRIBUTIONS TO SUCH SUBS)

CMS FIELD SERVICES

 Investee - 18 month Capex

 Bighorn Gas Gathering, L.L.C. (50% of "Common Membership
 Interests" and all of Preferred B Units) (1% of the Common
 Membership Interests are owned by CMS Field Services
 Holdings Company)                                                                $8,000,000
 Bradshaw Energy, L.L.C. (97.5%)                                                           0
 CBC/Leon Limited Partnership (89%)                                                        0
 CMS Cherokee Gas Processing, L.L.C. (100%)                                          500,000
 CMS Gas Processing, L.L.C. (100%)                                                   700,000
 CMS Field Services Holdings Company (100%)                                                0
 CMS Gulf Coast Field Services, L.L.C. (100%)                                              0
 CMS Hydrocarbons, L.L.C. (100%)                                                           0
 CMS Laverne Gas Processing, L.L.C. (100%)                                                 0
 CMS Natural Gas Gathering, L.L.C. (100%)                                            900,000
 CMS Oklahoma Natural Gas Gathering, L.L.C. (100%)                                   200,000
 CMS Taurus Holdings Company, L.L.C. (100%)                                                0
 CMS Taurus Field Services, L.P. (99% limited partnership
 interest) (the remaining 1% general partnership interest
 is owned by CMS Field Services Holdings Company)                                    750,000
 Fort Union Gas Gathering, L.L.C. (33.33%)                                         1,000,000
 Leon Limited Partnership (50%)                                                            0

CMS GENERATION

 Investee
 Benton Falls                                                                      4,330,000
 Salt Lake City                                                                    3,000,000
 Lake Wood                                                                         4,000,000
 Filbman Tire Sale                                                                 6,000,000
 Shuweihat                                                                        70,300,000
 Shuweihat L/C fees                                                                1,724,000
 Development Offices                                                               1,500,000
 Overheads Jackson/Dearbon                                                         2,150,000

PANHANDLE HOLDINGS

 Partnership contributions to Guardian                                             1,533,000

  TOTAL INVESTMENTS                                                             $106,587,000

                                  SCHEDULE III

                           EXISTING LETTERS OF CREDIT

LC NUMBER              BENEFICIARY                               AMOUNT         FACILITY LC #
---------              -----------                               ------         -------------
 330024      Deutsche Bank Trust Co. of Americas            $     4,800,000
 330025      Deutsche Bank Trust Co. of Americas            $     2,500,000
 330026      Deutsche Bank Trust Co. of Americas            $    12,400,000
 330911      Deutsche Bank Trust Co. of Americas            $     2,086,700
 331042      Consumers Energy Company                       $     2,026,689
SB00122      TCF Leasing                                    $     1,919,470        751207
SB00118      Bank of Tokyo/Mitsubishi Trust                 $     7,000,000        751219
SB00117      Constellation Power Source                     $     5,000,000        751204
SB00130      Honeywell                                      $     1,250,000        751206
SB00131      Shuweihat                                      $    70,300,000        751218
SB00132      Shuweihat                                      $     2,500,000        751217
SB00136      City of Los Angeles                            $    320,507.39        751216
SB00138      Midwest Independent System Operator, Inc.      $     3,500,000        751211
SB00139      Midwest Independent System Operator, Inc.      $     1,900,000        751212
SB00147      Bankers Trust                                  $     3,000,000        751210
SB00184      Jorf Lasfar                                    $     1,600,000        751205
SB00148      Jorf Lasfar                                    $    23,000,000        751215
SB00149      Jorf Lasfar                                    $    11,300,000        751214
SB00150      Jorf Lasfar                                    $    16,209,000        751213
SB00188      County of Los Angeles                          $    136,271.81        332014
SB00226      Federal Insurance Company                      $       350,000        751209
SB00228      St.Paul Insurance Company                      $       228,516        751208

                                               TOTAL        $173,327,154.20

                                          Bank One Share    $ 86,663,577.10
                                         Union Bank Share   $ 86,663,577.10